   _________________________________________________________________________
   _________________________________________________________________________


                                LOAN AGREEMENT


                          Dated as of August 1, 1996


                                    between


                     SAFETY COMPONENTS INTERNATIONAL, INC.
               AUTOMOTIVE SAFETY COMPONENTS INTERNATIONAL, INC.
                                      and
                       ASCI HOLDINGS GERMANY (DE), INC.

                      (as joint and several "Borrowers")


                                      and


            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                   as sole initial Bank and Collateral Agent


   _________________________________________________________________________
   _________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS..................................   1
     1.1  Defined Terms.....................................................   1
     1.2  Use of Defined Terms..............................................  34
     1.3  Accounting Terms..................................................  34
     1.4  Rounding..........................................................  34
     1.5  Exhibits and Schedules............................................  34
     1.6  Miscellaneous Terms...............................................  34

ARTICLE 2 LOANS AND LETTERS OF CREDIT.......................................  35
     2.1  Loans-General.....................................................  35
     2.2  Base Rate Loans...................................................  36
     2.3  Eurodollar Rate Loans.............................................  36
     2.4  Redesignation of Loans............................................  37
     2.5  Letters of Credit.................................................  37
     2.6  Voluntary Reduction of the Line A Commitment......................  40
     2.7  Annual Clean-Up of Loans the Line A Commitment....................  40
     2.8  Automatic Reduction of the Line A Commitment......................  40
     2.9  Automatic Reduction of the Line B Commitment......................  40
     2.10  Collateral.......................................................  40

ARTICLE 3 PAYMENTS AND FEES.................................................  41
     3.1  Principal and Interest............................................  41
     3.2  Certain Fees......................................................  43
     3.3  Commitment Fees...................................................  43
     3.4  Letter of Credit Fees.............................................  44
     3.5  Termination Fees..................................................  44
     3.6  Capital Adequacy..................................................  45
     3.7  Eurodollar Fees and Costs.........................................  45
     3.8  Post Default Interest and Late Payments...........................  48
     3.9  Computation of Interest and Fees..................................  48
     3.10  Non-Banking Days.................................................  48
     3.11  Manner and Treatment of Payments.................................  48
     3.12  Funding Sources..................................................  49
     3.13  Failure to Charge Not Subsequent Waiver..........................  49
     3.14  Authority to Charge Account......................................  49
     3.15  Survivability....................................................  50
     3.16  Facilities Coterminous...........................................  50

ARTICLE 4 REPRESENTATIONS AND WARRANTIES....................................  52
     4.1  Existence and Qualification; Power; Compliance
             With Laws......................................................  52
     4.2  Authority; Compliance With Other Agreements and
             Instruments and Government Regulations.........................  53
     4.3  No Governmental Approvals Required................................  53
     4.4  Subsidiaries......................................................  54
     4.5  Financial Statements..............................................  55

     4.6  No Other Liabilities; No Material Adverse
             Effect.........................................................  55
     4.7  Title to and Location of Property.................................  55
     4.8  Real Property.....................................................  55
     4.9  Intangible Assets.................................................  55
     4.10  Governmental Regulation..........................................  56
     4.11  Litigation.......................................................  56
     4.12  Binding Obligations..............................................  56
     4.13  No Default.......................................................  56
     4.14  ERISA............................................................  56
     4.15  Regulations G, T, U and X........................................  58
     4.16  Disclosure.......................................................  58
     4.17  Tax Liability....................................................  58
     4.18  Projections......................................................  58
     4.19  Security Interests...............................................  59
     4.20  Hazardous Materials..............................................  59
     4.21  Material Contracts...............................................  60
     4.22  Labor Relations..................................................  60
     4.23  Operating Leases.................................................  61
     4.24  Intercompany Notes...............................................  61

ARTICLE 5

AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION AND REPORTING
REQUIREMENTS)...............................................................  62
     5.1  Payment of Taxes and Other Potential Liens........................  62
     5.2  Preservation of Existence.........................................  62
     5.3  Maintenance of Properties.........................................  62
     5.4  Maintenance of Insurance..........................................  63
     5.5  Compliance With Laws..............................................  63
     5.6  Inspection Rights.................................................  63
     5.7  Keeping of Records and Books of Account...........................  64
     5.8  Compliance With Agreements........................................  64
     5.9  Use of Proceeds...................................................  64
     5.10  Hazardous Materials Laws.........................................  65
     5.11  Further Assurances...............................................  65
     5.12  Deposit Accounts, Collection Accounts and the
             Concentration Account..........................................  66
     5.13  Holding Companies................................................  67
     5.14  New Subsidiaries.................................................  67
     5.15  Military Export Licenses.........................................  67

ARTICLE 6 NEGATIVE COVENANTS................................................  68
     6.1  Disposition of Property...........................................  68
     6.2  Mergers...........................................................  68
     6.3  Acquisitions and Investments......................................  68
     6.4  Distributions.....................................................  69
     6.5  ERISA.............................................................  70
     6.6  Change in Name; Nature of Business................................  71
     6.7  Indebtedness and Contingent Obligations...........................  71
     6.8  Liens; Negative Pledges; Sales and Leasebacks.....................  72

     6.9  Transactions with Affiliates......................................  73
     6.10  Capital Expenditures.............................................  73
     6.11  Minimum Fixed Charge Coverage Ratio..............................  74
     6.12  Maximum Leverage Ratio...........................................  75
     6.13  Minimum Liquidity Ratio..........................................  75
     6.14  Minimum Tangible Net Worth.......................................  75
     6.15  Leases...........................................................  76
     6.16  Change of Location...............................................  76
     6.17  Collection of Accounts...........................................  76
     6.18  Use of Hazardous Materials.......................................  76
     6.19  Amendment to Certain Agreements..................................  76
     6.20  Location of Assets; Deposit Accounts.............................  76
     6.21  Locations of Property............................................  77
     6.22  Post Closing Items...............................................  77

ARTICLE 7 INFORMATION AND REPORTING REQUIREMENTS............................  78
     7.1  Financial and Business Information................................  78
     7.2 Inventory and Accounts Receivable..................................  82

ARTICLE 8 CONDITIONS........................................................  83
     8.1  Conditions to the Initial Loans and Letters of
            Credit..........................................................  83
     8.2  Any Increasing Loan...............................................  87

ARTICLE 9 EVENTS OF DEFAULT AND REMEDIES....................................  88
     9.1  Events of Default.................................................  88
     9.2  Remedies Upon Event of Default....................................  91

ARTICLE 10 THE COLLATERAL AGENT.............................................  94
     10.1  Appointment and Authorization....................................  94
     10.2  Delegation of Duties.............................................  94
     10.3  Liability of the Collateral Agent................................  94
     10.4  Reliance by Collateral Agent.....................................  95
     10.5  Notice of Default................................................  95
     10.6  Credit Decision..................................................  95
     10.7  Indemnification..................................................  96
     10.9  Successor Agents.................................................  97
     10.10  Action by the Collateral Agent; Collateral
             Matters........................................................  97
     10.11  Controlled Foreign Corporations.................................  98
     10.12  No Obligations of Borrowers.....................................  98

ARTICLE 11 MISCELLANEOUS....................................................  99
     11.1  Cumulative Remedies; No Waiver...................................  99
     11.2  Amendments; Consents.............................................  99
     11.3  Costs, Expenses and Taxes........................................  99
     11.4  Nature of Bank's Obligations..................................... 100
     11.5  Survival of Representations and Warranties....................... 100
     11.6  Notices.......................................................... 101
     11.7  Execution of Loan Documents...................................... 101
     11.8  Binding Effect; Assignment....................................... 101

     11.9  Right of Setoff.................................................  103
     11.10  Indemnity by Borrowers.........................................  104
     11.11  Nonliability of the Creditors..................................  104
     11.12  No Third Parties Benefited.....................................  105
     11.13  Further Assurances.............................................  105
     11.14  Confidentiality................................................  106
     11.15  Integration....................................................  106
     11.16  Severability of Provisions.....................................  106
     11.17  Independent Covenants..........................................  107
     11.18  Headings.......................................................  107
     11.19  Arbitration Reference..........................................  107
     11.20  Environmental Indemnity........................................  108
     11.21  Choice of Forum................................................  109
     11.22  Joint and Several..............................................  110
     11.23  GOVERNING LAW..................................................  110
     11.24  PURPORTED ORAL AMENDMENTS......................................  110

Exhibits
- --------

A    -     Borrowing Base Certificate
B    -     Commitment Assignment and Acceptance
C    -     Compliance Certificate
D    -     Line A Note
E    -     Line B Note
F    -     Request for Letter of Credit
G    -     Request for Loan
H    -     Request for Redesignation
I    -     Joint Borrower Provisions

Schedules
- ---------

1.1  -     Locations of Inventory and Fixed Assets
4.1  -     Warrants and Options
4.4  -     Subsidiaries
4.8  -     Real Property Owned and Leased
4.11 -     Litigation
4.14 -     Pension Plans
4.17 -     Tax Liabilities
4.20 -     Hazardous Materials
4.21 -     Material Contracts
4.23 -     Operating Leases
6.3  -     Existing Investments
6.7  -     Existing Indebtedness
6.8  -     Existing Liens
6.20A -    Deposit Accounts
6.20B -    Locations of Inventory

                                LOAN AGREEMENT
                                --------------

                          Dated as of August 1, 1996


          This LOAN AGREEMENT ("Agreement") is entered into among SAFETY COMPONENTS INTERNATIONAL, INC., a Delaware corporation ("SCI"), AUTOMOTIVE SAFETY COMPONENTS INTERNATIONAL, INC., a Delaware corporation ("ASCI"), ASCI HOLDINGS GERMANY (DE), INC., a Delaware corporation ("Holdings Germany", and together with SCI and ASCI, "Borrowers") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as sole initial Bank and as Collateral Agent. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE 1
                       DEFINITIONS AND ACCOUNTING TERMS
                       --------------------------------

     1.1  Defined Terms.  As used in this Agreement, the following terms shall
          -------------
have the meanings set forth below:

               "Acquisition" means any transaction, or any series of related
                -----------
     transactions, by which SCI directly or indirectly (i) acquires any going business or all or substantially all of the assets of any firm, partnership, joint venture, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (ii) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a corporation which have ordinary voting power for the election of directors, or (iii) acquires control of a 50% or more ownership interest in any partnership or joint venture.

               "Acquisition Agreement" means that certain Agreement concerning
                ---------------------
     the Sale and Transfer of all of the shares in Phoenix Airbag GmbH dated June 6, 1996 among SCI, Phoenix Airbag and Phoenix AG, as amended on June 28, 1996, as in effect on the Closing Date, the related Lease Agreement between Phoenix AG and Phoenix Airbag, the Articles of Association of Phoenix Airbag, and the Limited Partnership Agreement of Phoenix Airbag GmbH & Co., KG, the Contribution Agreement between Phoenix and Phoenix Airbag associated therewith and each other instrument, document and agreement executed in connection therewith as of the Closing Date, and as amended by any subsequent amendments approved in writing by Bank.

               "Affiliate" means, as to any Person, any other Person which
                ---------
     directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of Securities or partnership or other ownership interests, by contract or otherwise); pro vided that, in any event, any Person that owns, directly or
                 ---------
     indirectly, 10% or more of the Securities having ordinary voting power for the election of directors or other governing body of a corporation (other
                                                                         -----
     than Securities having such power only by reason of the happening of a
     ----
     contingency), or 10% or more of the partnership or other ownership interests of any other Person, will be deemed to control such corporation or other Person.

               "Agent Related Persons" means Bank of America and any successor
                ---------------------
     Collateral Agent, its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

               "Agreement" means this Loan Agreement, either as originally
                ---------
     executed or as it may from time to time be supplemented, modified, amended, restated or extended.

               "Amortization Amount" means the principal amount of the
                -------------------
     Indebtedness under the Line B Note required to be repaid on each Payment Date set forth in the matrix below:


          Payment Date                  Amortization Amount
          ------------                  -------------------
          September 30, 1996
          through June 30, 1998         $  1,062,500

          September 30, 1998
          through June 30, 1999         $  1,312,500

          September 30, 1999
          through Maturity Date         $  1,562,500

               "Approved Swap Agreement" means one or more Swap Agreements in
                -----------------------
     respect of the Indebtedness hereunder entered into between Borrowers and Bank providing interest rate protection acceptable to Bank with respect to not less than $16,125,000 of the Indebtedness evidenced by the Line B Notes (amortizing ratably with the Line B Notes), either as originally executed or as the same may from time to time be supplemented, modified, amended, restated or extended.

               "ASCL" means Automotive Safety Components International, Limited,
                ----
     a company organized under the Laws of the United Kingdom, its successors and permitted assigns. As of the Closing Date, ASCL's primary place of business is located in Gwent, Wales.

               "Bank" means Bank of America and each other lender which
                ----
     hereafter becomes a party hereto pursuant to Section 11.8 hereof.
                                                          ----

               "Bank of America" means Bank of America National Trust and
                ---------------
     Savings Association, its successors and assigns.

               "Banking Day" means any Monday, Tuesday, Wednesday, Thursday or
                -----------
     Friday, other than a day on which commercial banks in New York City or San
             ----- ----
     Francisco are authorized or required to be closed.

               "Base Rate" means, as of any date of determination, the greater
                ---------                                              -------
     of (a) the Reference Rate or (b) the Federal Funds Rate plus .50%.
                                                             ----

               "Base Rate Loan" means a Loan made hereunder and designated as a
                --------------
     Base Rate Loan in accordance with Article 2.
                                       ---------

               "BofA Frankfurt" means Bank of America National Trust and Savings
                --------------
     Association, Frankfurt Branch, its successors and assigns.

               "BofA London" means Bank of America National Trust and Savings
                -----------
     Association, London Branch, its successors and assigns.

               "Borrowers" means collectively, jointly and severally, SCI, ASCI
                ---------
     and Holdings Germany, and their respective successors and permitted assigns.

               "Borrowing Base" means, as of any date of determination, the
                --------------
     amount, not to exceed $5,500,000, which is equal to the sum of:
                                                             ---

               (a) 80% of Eligible Accounts Receivable; plus
                                                        ----

               (b) 50% of Eligible Inventory; minus
                                              -----

               (c) the amount of the German Overdraft Facility; minus
                                                                -----

               (d) the amount by which the U.S. Dollar equivalent of the Phoenix Letter of Credit exceeds $4,500,000;

     provided that the portion of the Borrowing Base which is attributable to
     --------
     the accounts receivable of Co. KG shall not exceed $2,500,000.

               "Borrowing Base Certificate" means a certificate with respect to
                --------------------------
     the Borrowing Base in the form of Exhibit A, properly completed and
                                       ---------
     executed by a Senior Officer of Borrowers.

               "Capital Expenditure" means any expenditure during any fiscal
                -------------------
     period that is considered a capital expenditure under Generally Accepted Accounting Princi ples, consistently applied, including any amount that is
                                                   ---------
     required to be treated as an asset subject to a Capital Lease.

               "Capital Lease" means, as to any Person, a lease of any Property
                -------------
     by that Person as lessee that is, or should be in accordance with Financing Accounting Standards Board Statement No. 13, recorded as a "capital lease" on the balance sheet of that Person prepared in accordance with Generally Accepted Accounting Principles.

               "Cash" means, when used in connection with any Person, all
                ----
     monetary and non-monetary items owned by that Person that are treated as cash in accordance with Generally Accepted Accounting Principles, consistently applied.

               "Cash Equivalents" means:
                ----------------

               (a) direct obligations of the United States government;

               (b) commercial paper that is rated P-2 or higher by Moody's Investors Service, Inc. or A-2 or higher by Standard and Poor's Corporation and that is issued by issuers whose long term unsecured debt rating is A2/A or better and that have not been identified by either rating agency as an issuer whose rating is likely to be downgraded;

               (c) banker's acceptances and certificates of deposit of Bank or any United States banks whose total assets are at least $1,000,000,000 and whose senior long term debt is rated A2/A or higher by

          Moody's Investors Service, Inc. and Standard and Poor's Corporation;

               (d) repurchase obligations, Dollar investments in money market funds, and tax exempt municipal notes, provided that the debt ratings
                                                 --------
          and/or standings of the issuers thereof are comparable in quality to those set forth in clauses (b) and (c) above;

               (e) to the extent held by any Foreign Subsidiary, Investments which are commonly considered to be of like liquidity and risk commonly considered in the relevant jurisdiction as "cash equivalents";

     provided that such Cash Equivalents that are not money market funds must
     --------
     have remaining maturities not in excess of one year, and such Cash Equivalents that are money market funds must have average remaining maturities not in excess of one year and be able to be withdrawn by Borrowers upon demand.

               "Cash Flow" means, with respect to any period, (a) EBITDA for
                ---------
     that fiscal period, minus (b) income and other taxes payable by SCI and its
                         -----
     Subsidiaries in Cash during that period, plus (c) (without duplication)
                                              ----
     interest income of SCI and its Subsidiaries for that period, in each case determined in accordance with Generally Accepted Accounting Principles consistently applied, minus (d) the Cash portion of any reduction during
                           -----
     that period in the $4,000,000 redundancy reserve booked as of the Closing Date with respect to the transactions contemplated by the Acquisition Agreement.

               "Cash Interest Charges" means, for any period, Interest Charges
                ---------------------
     of SCI and its Subsidiaries which are payable in Cash during that period.

               "Certificate" means a certificate signed by a Responsible
                -----------
     Official of the Person providing the certificate.

               "Change in Control" means (a) the sale, lease or other transfer
                -----------------
     (in one transaction or a series of transactions) of all or substantially all of the assets of SCI and its Subsidiaries or of its automotive or defense divisions, (b) any transaction or series of transactions in which any Person or group of Persons (other than Zummo Related Persons, or to the extent that Zummo Related Persons are the largest shareholders in Parent, Parent), newly becomes the record or beneficial owner of 30% or more of the capital stock of SCI; or (c) the Continuing Directors of SCI fail to constitute at least a majority of the directors of SCI, or (d) the shareholders of SCI approve any plan or proposal for the liquidation or dissolution of SCI. As used in this definition, the term "Continuing
                                                                ----------
     Directors" means the directors of SCI as of the Closing Date and, to the
     ---------
     extent that any such Persons die or retire in the ordinary course of business, Persons nominated by or approved by such Persons, and (b) the term "Zummo Related Persons" means Robert Zummo, his immediate family
           ---------------------
     members, and trusts for their exclusive benefit.

               "Closing Date" means the time and Banking Day on which the
                ------------
     consummation of all of the transactions contem plated in Section 8.1
                                                                      ---
     occurs.

               "Co. KG" means Acquisition GmbH and Co. KG (Verwaltungs GmbH and
                ------
     Co. KG), a limited partnership organized under the laws of Germany, its successors and permitted assigns.

               "Code" means the Internal Revenue Code of 1986, as amended or
                ----
     replaced and as in effect from time to time.

               "Collateral" means, collectively, all of the collateral subject
                ----------
     to the Liens, or intended to be subject to the Liens, created by the Collateral Documents.

               "Collateral Agent" means Bank of America, when acting in its
                ----------------
     capacity as Collateral Agent under any of the Loan Documents, or any successor Collateral Agent.

               "Collateral Documents" means, collectively, the Security
                --------------------
     Agreement, the Subsidiary Security Agreement, the Lockbox Agreement, the Pledge Agreement, the Second Tier Pledge Agreements, the Life Insurance Assignment and any other pledge agreement, hypothecation agreement, security agreement, assignment, deed of trust, mortgage or similar instrument executed by SCI or any of its Subsidiaries to secure the Obligations.

               "Collection Account" means one or more blocked accounts
                ------------------
     established by Borrowers and their Domestic Subsidiaries with Bank of America into which the proceeds of Lockbox Accounts shall be deposited on a daily basis, and in which Borrowers and their Domestic Subsidiaries shall have granted the Collateral Agent a security interest securing the Obligations for the ratable benefit of the Creditors.

               "Commission" means the Securities and Exchange Commission.
                ----------

               "Commitments" means, collectively, the Line A Commitment and the
                -----------
     Line B Commitment.

               "Commitment Assignment and Acceptance" means a commitment
                ------------------------------------
     assignment and acceptance substantially in the form of Exhibit B.
                                                            ---------

               "Compliance Certificate" means a certificate in the form of
                ----------------------
     Exhibit C, properly completed and signed by a Senior Officer of Borrowers
     ---------
     and delivered to the Collateral Agent.

               "Concentration Account" means account no. 14584-26107 established
                ---------------------
     by Borrowers with Bank of America into which the proceeds of Collection Accounts shall, subject to Section 5.12 and Section 11.9, be deposited on a
                                        ----             ----
     daily basis and into which the proceeds of Loans shall be credited, or such other account as may be mutually agreed upon by Bank and Borrowers.

               "Contingent Obligation" means, as to any Person, any (a) direct
                ---------------------
     or indirect guarantee of Indebtedness of, or other obligation performable by, any other Person, including any endorsement (other than for collection
                           ---------                  ----- ----
     or deposit in the ordinary course of business), co-making or sale with recourse of the obligations of any other Person, (b) contingent reimbursement obligations in respect of any letter of credit, including a
                                                                   ---------
     Letter of Credit, or (c) assurance given to an obligee with respect to the performance of an obligation by, or the financial condi tion of, any other Person, whether direct, indirect or contingent, including any purchase or
                                                     ---------
     repurchase agreement covering such obligation or any collateral security there for, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item to such other Person, or any "keep-well", "take-or-pay", "through put" or other arrangement of whatever nature having the effect of assuring or holding harmless any obligee against loss with respect to any obligation of such other Person. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation (unless the Contingent Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determina ble, the maximum reasonably anticipated liability in respect thereof as determined in good faith by the Person so obligated.

               "Contractual Obligation" means, as to any Person, any provision
                ----------------------
     of any outstanding Securities issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

               "Conversion Conditions" means conditions to the testing of the
                ---------------------
     covenants set forth in Sections 6.11, 6.12, 6.13, and 6.14 on a quarterly
                                     ----  ----  ----      ----
     basis and the delivery by Borrowers of certain financial information on a quarterly basis (in each case, rather than monthly), as follows:

               (a) Receipt by Bank of audited financial statements of Borrowers in accordance with Section 7.1(b) for the Fiscal Year ending March 31,
                                     ------
          1998;

               (b) the absence as of the date of such receipt of any Default or Event of Default;

               (c) the absence, during the six month period ending on the date of such receipt, of any Default or Event of Default with respect to the covenants set forth in Sections 6.12, 6.13, 6.14 and 6.15 (even to
                                              ----  ----  ----     ----
          the extent that the same have been waived);

               (d) delivery by Borrowers to Bank of a Certificate attesting to the conditions set forth in (b) and (c) above; and

               (e) the continued absence after such date of any Default or Event of Default, it being understood that following any Default or Event of Default, affected reporting requirements and covenants shall revert to monthly reporting and compliance calculation.

               "Creditors" means Bank of America (whether in its capacity as
                ---------
     Bank or as Collateral Agent), BofA London, BofA Frankfurt, and any other Bank which may hereafter become a party hereto in accordance with Section

     11.8.
     ----

               "Current Assets" means current assets of SCI and its Subsidiaries
                --------------
     determined in accordance with Generally Accepted Accounting Principles, consistently applied.

               "Current Liabilities" means current liabilities of SCI and its
                -------------------
     Subsidiaries determined in accordance with

     Generally Accepted Accounting Principles, consistently applied.

               "Czech" means Automotive Safety Components International, S.R.O.,
                -----
     a company organized under the Laws of the Czech Republic, its successors and permitted assigns. As of the Closing Date, Czech's primary place of business is located in Jevicko, Czech Republic.

               "Czech Note" means that certain promissory note dated as of the
                ----------
     Closing Date made by Czech in favor of SCI, ASCI and Holding Czech in the principal amount of $8,000,000.

               "Debtor Relief Laws" means the Bankruptcy Code of the United
                ------------------
     States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receiver ship, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

               "Default" means any event that, which with the giving of notice
                -------
     or passage of time, or both, would be an Event of Default.

               "Default Rate" means the rate of interest specified in Section
                ------------
     3.8.
     ---

               "Designated Cash Amount" means, as of each date of determination,
                ----------------------
     the cash balances of SCI and their Subsidiaries as of the Closing Date after giving effect to the transactions under the Acquisition Agreement (exclusive ot cash balances of Co. KG and Phoenix A.G.) and before taking into account the Loans minus $700,000 rounded downwards to the nearest
                            -----
     $500,000, minus, as of each date on or after March 31, 1997, any portion of
               -----
     the Designated Cash Amount added to the numerator of the Fixed Charge Coverage Ratio in accordance with the proviso contained in Section 6.11,
                                                                        ----
     provided that from and after April 1, 1998 the Designated Cash Amount will
     --------
     be deemed to be zero.

               "Designated Eurodollar Market" means, with respect to any
                ----------------------------
     Eurodollar Rate Loan, (a) the London Eurodollar Market, (b) if prime banks in the London Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Collateral Agent determines that the London Eurodollar Market does not represent at the relevant time the effective pricing to Bank for deposits of Dollars in the London Eurodollar Market, the

     Cayman Islands Eurodollar Market or (c) such other Eurodollar Market as may from time to time be selected by Bank.

               "Distribution" means, with respect to any shares of capital stock
                ------------
     or any warrant or right to acquire shares of capital stock or any other equity Security issued by a Person, (a) the retirement, redemption, purchase, or other acquisition for value by such Person of any such Security, (b) the declaration or (without duplication) payment by such Person of any dividend in cash or in Property on or with respect to any such Security, (c) any Investment by such Person in the holder of any such Security, and (d) any other payment by such Person constituting a distribution under applicable Laws with respect to such Security.

               "Dollars" or the symbol "$" means United States dollars.
                --------

               "Domestic Subsidiary" means each Subsidiary of SCI which is
                -------------------
     organized under the Laws of the United States or a state thereof and has its chief executive offices in the United States.

               "EBITDA" means, for any fiscal period and without duplication,
                ------
     (a) Net Income for that fiscal period, plus (b) income tax expense of SCI
                                            ----
     and its Subsidiaries for that fiscal period, plus (c) Interest Charges of
                                                  ----
     SCI and its Subsidiaries for that fiscal period, plus (c) depreciation
                                                      ----
     expense of SCI and its Subsidiaries for that fiscal period, plus (e)
                                                                 ----
     amortization expense of SCI and its Subsidiaries for that fiscal period (including any amortization of product launch costs capitalized), plus (f)
                                                                       ----
     losses (or minus gains) from sales of assets other than inventory by SCI and its Subsidiaries during that period, minus (g) extraordinary income of
                                              -----
     SCI and its Subsidiaries during that period, minus (h) cash expenditures of
                                                  -----
     SCI and its Subsidiaries for product launch costs capitalized during that period, in each case determined in accordance with Generally Accepted Accounting Principles, consistently applied.

               "Eligible Accounts Receivable" means, as of any date of
                ----------------------------
     determination, the sum of (i) the aggregate book value of the accounts
                        ---
     receivable of SCI and its Domestic Subsidiaries as to which the Collateral Agent holds a first priority perfected security interest, and (ii) the aggregate book value of the accounts receivable of Co. KG, provided that
                                                                --------
     such accounts receivable:

               (a) arose in the ordinary course of business of SCI and its Subsidiaries;

               (b) represent amounts owed for services rendered or goods delivered;

               (c) have been the subject of an invoice submitted to the relevant account debtor within five days of the date of shipment of the related goods or the rendering of the related services;

               (d) are not more than 60 days past due from due date and not more than 90 days from the original invoice date;

               (e) do not represent amounts owed to SCI and its Subsidiaries for goods shipped on a consignment or "bill and hold" basis;

               (f) do not have as the account debtor a Person that is the subject of any pending proceeding under any Debtor Relief Law;

               (g)  do not have as the account debtor any Governmental Agency

          (unless the provisions of the Federal Assignment of Claims Act and all
          -------
          other applicable statutes governing the perfection thereof have been complied with) or any Affiliate, officer or employee of SCI or its Subsidiaries;

               (h) do not have as the account debtor a Person located outside the United States or provinces of Canada other than Quebec (or, as to Co. KG, Germany), unless the payment of such accounts receivable are secured by an acceptable letter of credit issued to SCI or the relevant Domestic Subsidiary by a bank reasonably acceptable to Bank;

               (i) do not include any account receivable due from an account debtor or its Affiliates if 50% or more of the aggregate accounts receivable due from that account debtor are more than 60 days past due from due date or more than 90 days from the original invoice date;

               (j) do not include the portion of the accounts receivable owed by any account debtor (or group of account debtors which are Affiliates) which is in excess of 20% of the aggregate account receivables of SCI and its Domestic Subsidiaries and Co. KG, except for TRW U.S., Delphi, Petri, MST, and the United

          States Government (but only with respect to the Existing Systems Contract) and other account debtors which are approved in writing by Bank;

               (k) do not include any account receivable which is subject to any offset, counterclaim or defense, or with respect to which the account debtor has disputed its liability;

               (l) do not include the amount of any contra accounts with respect to an account debtor as a result of amounts owing from SCI or any of its Affiliates to such account debtor;

               (m) do not include any account receivable which is unenforceable unless a future condition is met, including any accounts receivable arising out of cash-on-delivery sales, consignments or guaranteed sales;

               (n) do not include any account receivable which is unenforceable against the account debtor for any reason, including, without limitation, a failure of SCI or its Subsidiaries to file with the State of New Jersey a Notice of Business Activities Report.

               (o) do not include accounts receivable which are evidenced by any promissory note or other instrument; and

               (p) have not otherwise been objected to by Bank in the exercise of its reasonable discretion for a reason which is not the express subject matter of any of clauses (a) through (o) above and relate to risk of non-payment, as determined by Bank in its sole discretion.

     If a credit adjustment is made with respect to any account receivable, the amount of such adjustment shall no longer be included in the amount of such account receivable for the purpose of computing the Eligible Accounts.

               "Eligible Inventory" means, as of any date of determination, the
                ------------------
     Dollar value, as determined in accordance with Generally Accepted Accounting Principles based on the lesser of cost or market value, of all inventory of SCI and its Domestic Subsidiaries to be sold in the ordinary course of business, excluding:
                         ---------

               (a) inventory that is, in the reasonable credit judgment of Bank, obsolete, damaged or unmerchantable;

               (b) inventory upon which the Collateral Agent does not have a first priority perfected security interest for the benefit of the Creditors;

               (c) inventory which is not located at one of the locations in the United States or which is not located at one of the locations listed on Schedule 1.1 or at other locations in the United States
                    ------------
          designated in writing to the Collateral Agent and as to which the Collateral Agent has received any landlord consents, estoppels or the like as it may reasonably require;

               (d) inventory which consists of work-in-process, packaging or shipping materials or supplies;

               (e) bill and hold inventory, returned or defective inventory, and inventory delivered to SCI or its Domestic Subsidiaries on consignment; and

               (f) inventory that has otherwise been objected to by Bank in the exercise of its reasonable discretion for a reason which is not the express subject matter of any of clauses (a) through (e) above.

               "Enforcement or Remedial Action" shall mean any step taken by any
                ------------------------------
     Person to enforce compliance with or to collect or impose penalties, fines or other sanctions provided by any Environmental Law.

               "Environmental Claims" means all claims, however asserted, by any
                --------------------
     Governmental Agency or other Person alleging potential liability or responsibility for violation of any Environmental Law, or any Enforcement or Remedial Action or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by SCI or its Affiliates.

               "Environmental Laws" means all federal, state, or local laws,
                ------------------
     statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, policies, notices, decrees, requests, licenses, authorizations and permits of, and agreements with, any Governmental Agencies, in each case relating to, regulating or imposing liability or standards of conduct regarding environmental, health, safety, project liability and land use matters (including matters related to air and water quality, the handling, transportation, storage, treatment, usage or disposal of Hazardous Materials, air emissions, noise control, industrial hygiene, zoning, and land-use permits) including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the
                                              ------
     Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

               "ERISA" means the Employee Retirement Income Security Act of
                -----
     1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

               "ERISA Affiliate means, with respect to any Person, any Person
                ---------------
     (or any trade or business, whether or not incorporated) that is under common control with that Person within the meaning of Section 414 of the Code.

               "Eurodollar Banking Day" means any Banking Day on which dealings
                ----------------------
     in Dollar deposits are conducted by and among banks in the Designated Eurodollar Market.

               "Eurodollar Base Rate" means, with respect to any Eurodollar Rate
                --------------------
     Loan, the interest rate per annum at which BofA London would offer deposits in Dollars for the applicable Interest Period to other major Banks in the Designated Eurodollar Market at approximately 11:00 a.m. local time in the Designated Eurodollar Market, two Euro dollar Banking Days before the first day of the applicable Interest Period. The determination of the Eurodollar Base

     Rate by Bank shall be conclusive in the absence of manifest error.

               "Eurodollar Lending Office" means Bank of America National Trust
                -------------------------
     and Savings Association, London Branch Office.

               "Eurodollar Margin" means (a) with respect to each Line A Loan,
                -----------------
     2.00% per annum and (b) with respect to each Line B Loan, 2.25% per annum; provided that, in each case, the Eurodollar Margin shall be reduced by
     --------
     0.25% per annum during each Pricing Period for which the Pricing Reduction Criteria have been satisfied unless and until the Pricing Reduction Criteria are no longer satisfied. While the Eurodollar Rate for each Eurodollar Rate Loan shall be fixed as of the date of the making of that Eurodollar Rate Loan, the Eurodollar Margin shall (subject to the preceding proviso) reduce as aforesaid on the date upon which the Pricing Reduction Criteria have been satisfied.

               "Eurodollar Market" means a regular, established market located
                -----------------
     outside the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

               "Eurodollar Obligations" means eurocurrency liabilities, as
                ----------------------
     defined in Regulation D.

               "Eurodollar Rate" means, with respect to any Eurodollar Rate
                ---------------
     Loan, the interest rate (rounded upward to the next 1/100 of 1%) determined to be equal to the Euro dollar Base Rate divided by the difference between
                                              -------
     (a) 1 and (b) the Eurodollar Reserve Percentage.

               "Eurodollar Rate Loan" means a Loan made here under and
                --------------------
     designated as a Eurodollar Rate Loan in accordance with Article 2.
                                                             ---------

               "Eurodollar Reserve Percentage" means, with respect to any
                -----------------------------
     Eurodollar Rate Loan, the maximum reserve percentages for determining the reserves to be maintained, if any, by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Regulation D, rounded upward to the nearest 1/100 of 1%. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages. The determination by the Collateral Agent of any applicable Eurodollar Reserve Percentage shall be conclusive in the absence of manifest error.

               "Event of Default" shall have the meaning pro vided in Section
                ----------------
     9.1.
     ---

               "Excess Cash Flow" means, with respect to any Fiscal Year and
                ----------------
     without duplication:

               (a)  Net Income for that Fiscal Year, plus
                                                     ----

               (b) income tax expense of SCI and its Subsidiaries for that Fiscal Year, plus
                       ----

               (c) Interest Charges of SCI and its Subsidiaries for that Fiscal Year, plus
                ----

               (d) depreciation expense of SCI and its Subsidiaries for that Fiscal Year, plus
                       ----

               (e) amortization expense of SCI and its Subsidiaries for that Fiscal Year (including any amortization of capitalized product launch costs), plus
                  ----

               (f) losses (or minus gains) from sales of assets other than inventory by SCI and its Subsidiaries during that Fiscal Year, plus
                                                                         ----

               (g)  non-cash extraordinary losses (or minus non-cash
                                                      -----
          extraordinary income) of SCI and its Subsidiaries during that period, minus
          -----

               (h) Capital Expenditures of SCI and its Subsidiaries during that Fiscal Year (net of that portion of Capital Expenditures financed
                       ---
          using Indebtedness incurred in accordance with Section 6.7(d) and,
                                                                 ------
          during SCI's Fiscal Years 1997 and 1998, net of the reduction in the Designated Cash Amount), plus
                                   ----

               (i) 100% of the proceeds received by SCI and its Subsidiaries from sales of assets (other than inventory) during that Fiscal Year, minus
          -----

               (j)  any increase (or plus any decrease) in Working Capital
                                     ----
          during that period, minus
                              -----

               (k) Cash expenditures during that period for product launch costs which are capitalized, minus
                                       -----

               (l) amounts payable to Phoenix AG in respect of the "Additional Purchase Price" referred to in

          Section 15 of the Acquisition Agreement as of the last day of that Fiscal Year, minus
                       -----

               (m) the amount of income taxes payable in Cash by SCI and its Subsidiaries during that Fiscal Year, minus
                                                -----

               (n)  voluntary prepayments of the Obligations, minus
                                                              -----

               (o) scheduled payments of principal and interest with respect to Indebtedness of SCI and its Subsidiaries, and lease payments with respect to Capital Leases of SCI and its Subsidiaries (other than
                                                                 ----- ----
          prepayments required by Sections 3.1(d)(v), 3.1(d)(vi) and
                                           ---------  ----------
          3.1(d)(vii)),
          -----------

     in each case determined in accordance with Generally Accepted Accounting Principles.

               "Existing Citibank Loans" means the obligations of SCI and its
                -----------------------
     Subsidiaries under the Credit Agreement dated March 15, 1996 among SCI, certain of its Subsidiaries and Citicorp U.S.A., Inc., and each of the security agreements, guarantees, pledge agreements and other instruments, documents and agreements executed in connection therewith.

               "Existing Systems Contract" means the two year systems contract
                -------------------------
     between Systems and the United States Army for the delivery of 120mm mortar cartridges identified as contract DAAA09-94-C-0532 and entered into among Systems, the United States of America, acting through the United States Department of the Army.

               "Federal Funds Rate" means, as of any date of determination, a
                ------------------
     fluctuating interest rate per annum equal to the federal funds effective rate for the previous Banking Day as quoted by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Banking Day, the average of the quotations for such day on such transactions received by the Collateral Agent from three Federal funds brokers of recognized standing selected by the Collateral Agent.

               "Fiscal Quarter" means each fiscal quarter of SCI ending on each
                --------------
     March 31, June 30, September 30 and December 31.

               "Fiscal Year" means the fiscal year of SCI ending on each March
                -----------
     31.

               "Fixed Charge Coverage Ratio" means, (a) as of the last day of
                ---------------------------
     each calendar month ending during the period from October 31, 1996 through and including February 28, 1997, the ratio of (i) Cash Flow for the period beginning on the Closing Date and ending on that date, to (ii) Fixed Charges for the same period, and (b) as of the last day of each subsequent calendar month, the ratio of (i) Net Cash Flow for the period beginning on the Closing Date and ending on that date, to (ii) Fixed Charges for the same period.

               "Fixed Charges" means for any period, (a) Cash Interest Charges
                -------------
     for that period (other than any transactional expenses associated with the Acquisition Agreement paid on or about the Closing Date), plus (b) amounts
                                                               ----
     required to be paid to Phoenix AG with respect to that period constituting the "Additional Purchase Price" referred to in Section 15 of the Acquisition Agreement, plus (c) scheduled principal payments due during
                            ----
     that fiscal period in connection with Indebtedness of SCI and its Subsidiaries for borrowed money and Capital Leases (other than prepayments
                                                         ----- ----
     of the Loans required under Section 3.1(d)(i), 3.1(d)(ii), 3.1(d)(v),
                                         ---------  ----------  ---------
     3.1(d)(vi) and 3.1(d)(vii)).
     ----------     -----------

               "Foreign Subsidiary" means each Subsidiary of SCI which is not a
                ------------------
     Domestic Subsidiary.

               "Galion" means Galion, Inc., a Delaware corporation, its
                ------
     successors and permitted assigns.

               "Generally Accepted Accounting Principles" means, as of any date
                ----------------------------------------
     of determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently
                                                            ------------
     applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects to those applied at prior dates or for prior periods.

               "German Overdraft Facility" means the proposed $500,000 principal
                -------------------------
     amount overdraft credit facility to be provided to Co. KG by BofA Frankfurt pursuant to documents acceptable to the Bank between Co. KG and BofA Frankfurt, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

               "German Note" means a promissory note of Co. KG in favor of
                -----------
     Holdings Germany in a principal amount approximately equal to 75% of the purchase price payable under the Acquisition Agreement, the terms of which shall be reasonably acceptable to the Bank.

               "Governmental Agency" means (a) any international, foreign,
                -------------------
     federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or
     (c) any court, administrative tribunal or public utility.

               "Guaranty" means the irrevocable continuing guaranty of the
                --------
     Obligations executed by Galion, Systems, the Holding Companies (other than Holdings Germany) and each other Domestic Subsidiary on the Closing Date, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted,

               "Hazardous Materials" means all those substances which are
                -------------------
     regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

               "Holding Company" means each of Holdings Germany, Holdings Czech,
                ---------------
     Holdings Mexico, Holdings U.K., and each other Domestic Subsidiary of SCI which is hereafter formed pursuant to Section 5.13 to acquire or hold any
                                                   ----
     Foreign Subsidiary, their respective successors and permitted assigns.

               "Holdings Czech,"  Holdings Germany," "Holdings Mexico" and
                --------------    ----------------    ---------------
     "Holdings U.K." mean, respectively, ASCI Holdings Czech (DE), Inc., ASCI
      -------------
     Holdings Germany (DE), Inc., ASCI Holdings Mexico (DE), Inc. and ASCI Holdings U.K. (DE), Inc., each of which is a Delaware corporation and a wholly owned subsidiary of ASCI, their respective successors and permitted assigns.

               "Indebtedness" means, as to any Person, without duplication, (a)
                ------------
     all indebtedness of such Person for bor rowed money, (b) that portion of the obligations of such Person under Capital Leases which is properly recorded as a liability on a balance sheet of that Person prepared in accordance with Generally Accepted Accounting Principles, (c) any obligation of such Person that is evidenced by a promissory note or other instrument representing an extension of credit to such Person, whether or not for borrowed money, (d) any payment obligation of such Person for the deferred purchase price of Property or services (other than trade or other
                                                      ----- ----
     accounts payable in the ordinary course of business in accordance with customary industry terms), (e) any payment obligation of such Person that is secured by a Lien on assets of such Person, whether or not that Person has assumed such obligation or whether or not such obligation is non-recourse to the credit of such Person, but only to the extent of the fair market value of the assets so subject to the Lien, (f) payment obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person, (g) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person and (h) any obligations of such Person under a Swap Agreement.

               "Intangible Assets" means assets that are considered intangible
                -----------------
     assets under Generally Accepted Accounting Principles, including customer
                                                            ---------
     lists, goodwill, patents, trademarks, tradenames, covenants not to compete, organization expense, treasury stock, unamortized debt discount and expense, deferred charges, loans and other amounts due from Affiliates, officers, directors or shareholders of SCI and its Subsidiaries to the extent that the same exceed $500,000, in the aggregate, at any time, assets held for disposition for more than one year, computer software and capitalized research and development costs and other like intangibles, and excluding capitalized product launch costs.
     ---------

               "Intercompany Notes" means each of the promissory notes
                ------------------
     evidencing intercompany Indebtedness of SCI and Subsidiaries of SCI to SCI or its Subsidiaries, the form of which shall be acceptable to Bank.

               "Interest Charges" means, as of the last day of any fiscal
                ----------------
     period, the sum of (a) all interest, fees, charges and related expenses
                 ------
     paid or payable in cash (without duplication) with respect to that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are considered "interest expense" under Generally Accepted Accounting Principles, plus (b) the portion of
                                                     ----
     rent paid or payable in cash (without duplication) with respect to that fiscal period under Capital Leases that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

               "Interest Period" means, as to each Eurodollar Rate Loan, the
                ---------------
     period commencing on the date specified by Borrowers pursuant to Section

     2.1(c) and ending one, two, three or six months thereafter, as specified by
     ------
     Borrowers in the applicable Request for Loan; provided that:
                                                   --------

          (i) The first day of any Interest Period shall be a Eurodollar Banking Day;

         (ii) Any Interest Period that would otherwise end on a day that is not a Eurodollar Banking Day shall be extended to the next succeeding Eurodollar Banking Day unless such Eurodollar Banking Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Banking Day;

        (iii) No Interest Period with respect to a Eurodollar Loan which is a Line A Loan shall extend beyond the next Payment Date if the sum
                                                                            ---
               of (i) the aggregate principal amount of all Eurodollar Rate Loans made under the Line A Commitment with Interest Periods ending after that Payment Date, plus (ii) the aggregate face
                                               ----
               amount of all Letters of Credit with terms extending beyond that Payment Date, exceeds the amount of the Line A Commitment (after giving effect to the reduction thereto scheduled for that Payment
               Date);

        (iv) No Interest Period with respect to a Eurodollar Loan which is a Line B Loan shall extend beyond the next Payment Date if the aggregate principal amount of all Eurodollar Rate Loans made under the Line B Commitment with Interest Periods ending after that Payment Date exceeds the Line B Commitment (after giving effect to the reduction thereto scheduled for that Payment Date); and

        (v)    No Interest Period shall in any event extend beyond the Maturity
               Date;

               "Investment" means, when used in connection with any Person, any
                ----------
     investment by or of that Person, whether by means of purchase or other acquisition of capital stock or other Securities of any other Person or by means of loan, advance, capital contribution, guaranty or other debt or equity participation or interest, or otherwise, in any other Person, including any partnership and joint venture interests of such Person in any
     ---------
     other Person. The amount of any Investment shall be the amount actually invested, without adjustment for increases or decreases in the value of such Investment (but minus any return of capital with respect to such
                          -----
     Investment which has actually been received in Cash or Cash Equivalents or in other Property which has been converted into Cash or Cash Equivalents).

               "Laws" means, collectively, all international, foreign, federal,
                ----
     state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

               "Letter of Credit" means a commercial letter of credit or standby
                ----------------
     letter of credit issued by Bank for the account of Borrowers.

               "Letter of Credit Usage" means, at any date of determination, the
                ----------------------
     sum of (i) the maximum aggregate amount that is or at any time thereafter may become available for drawing or payment under issued and outstanding Letters of Credit issued pursuant to the Line A Commitment, plus (ii) the
                                                                 ----
     aggregate amount of all drawings honored or payments made by Bank under such Letters of Credit and not reimbursed by Borrowers.

               "Leverage Ratio" means, as of each date of determination, the
                --------------
     ratio of (a) the consolidated total liabilities of SCI and its Subsidiaries on that date (including accrued and deferred income taxes), to (b) Tangible
                   ---------
     Net Worth as of that date.

               "Lien" means any mortgage, deed of trust, pledge, hypothecation,
                ----
     assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any agreement to grant any of
                                        ---------
     the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

               "Life Insurance Assignment" means a collateral assignment of a
                -------------------------
     life insurance policy owned by SCI with respect to the life of Robert Zummo in an amount which is not less than $1,500,000

               "Line A Commitment" means the Commitment by Bank to make
                -----------------
     revolving Loans to Borrowers and to issue Letters of Credit in an aggregate principal amount, subject to Sections 2.6, 2.7 and 2.8, not to exceed
                                           ---  ---     ---
     $9,500,000.

               "Line B Commitment" means the Commitment of Bank to make a term
                -----------------
     Loan to Borrowers on the Closing Date in the amount of $20,000,000.

               "Liquidity Ratio" means, as of each date of determination, the
                ---------------
     ratio of (a) Cash, Cash Equivalents and trade accounts receivable (other than unbilled and scheduled accounts receivables and those due from Affiliates) of SCI and its Subsidiaries, to (b) the current liabilities of SCI and its Subsidiaries as of that date (other than the current portion of
                                               -----
     their long term Indebtedness) but including in any event, the principal
                                       ---------
     amount of the Obligations evidenced by the Line A Note and the U.K. Revolver and the German Overdraft Facility (whether or not then current), in each case determined in accordance with Generally Accepted Accounting Principles, consistently applied.

               "Loan" means any loan made or to be made by Bank to Borrowers
                ----
     under the Line A Commitment or the Line B Commitment and includes each Base
                                                              --------
     Rate Loan and each Eurodollar Rate Loan.

               "Loan Documents" means, collectively, this Agreement, the Notes,
                --------------
     the Guaranty, the Collateral Documents, each Request for Loan, each Request for Letter of Credit, each Request for Redesignation, each Letter of Credit, each Borrowing Base Certificate and Compliance Certificate, the Approved Swap Agreement, and any other certificates, documents or agreements to, with or for the benefit of the Creditors, of any type or nature heretofore or hereafter executed and delivered by SCI or any of its Subsidiaries or Affiliates to the Creditors in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

               "Lockbox" means one or more lockboxes established by SCI and its
                -------
     Domestic Subsidiaries pursuant
     to Lockbox Agreements which are reasonably acceptable to the Collateral Agent which in any event provide for (i) the deposit of all remittances with respect to accounts receivable of SCI and its Domestic Subsidiaries to a locked post office box, (ii) the deposit of remittances received in the Lockbox to a Lockbox Account, (iii) the daily sweep of balances in such Lockbox Account to a Collection Account, and (iv) a first priority Lien in favor of the Collateral Agent with respect to the contents of the Lockbox and Lockbox Account.

               "Lockbox Account" means a blocked bank deposit account subject to
                ---------------
     the first priority Lien of the Collateral Agent into which remittances to a Lockbox are deposited on a daily basis.

               "Lockbox Agreement" means each agreement establishing a Lockbox
                -----------------
     and Lockbox Account.

               "Material Adverse Effect" means any set of circumstances or
                -----------------------
     events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) has or could reasonably be expected to have a materially adverse effect on the condition (financial or otherwise) or business operations of SCI and its Subsidiaries or the prospects of SCI and its Subsidiaries, (c) materially impairs or could reasonably be expected to materially impair the ability of any Party to perform its Obligations or
     (d) materially impairs or could reasonably be expected to materially impair the ability of the Creditors to enforce their legal remedies pursuant to the Loan Documents.

               "Material Contract" means each agreement specified on Schedule
                -----------------                                    --------
     4.21 and each other contract or agreement to which SCI or any of its
     ----
     Subsidiaries is a party, contractually requiring annual payments or receipts of monies, or the exchange of Property having a value, in excess of $2,000,000, provided that individual purchase orders for goods and
                    -------- ----
     services shall not be construed to be Material Contracts.

               "Maturity Date" means June 30, 2000.
                -------------

               "Midland Facilities" means, collectively, the credit facilities
                ------------------
     provided to ASCL by (a) Midland Bank, (b) Forward Asset Trust and (c) Forward Finance, and each of the instruments, documents and agreements executed in connection therewith, copies of which have been delivered to Bank.

               "Multiemployer Plan" means any employee benefit plan of the type
                ------------------
     described in Section 4001(a)(3) of ERISA.

               "Negative Pledge" means any covenant binding on SCI or its
                ---------------
     Subsidiaries that prohibits the creation of Liens on any Property of SCI or its Subsidiaries to the Creditors or prohibiting the granting of any such covenant to any of the Creditors.

               "Net Cash Flow" means, with respect to any fiscal period, (a)
                -------------
     Cash Flow for that fiscal period minus (b) the amount, not less than $0,
                                      -----
     equal to (i) Capital Expenditures of SCI and its Subsidiaries for that fiscal period, minus (ii) Capital Expenditures financed during that period
                    -----
     using Indebtedness incurred in accordance with Section 6.7(d), plus (iii)
                                                            ------  ----
     the proceeds of sales of assets received during that period pursuant to sale leaseback transactions completed within a six month period following the acquisition of such assets.

               "Net Cash Proceeds" means (a) the gross cash payments (including
                -----------------                                     ---------
     any cash received by way of deferred payment pursuant to a note receivable or otherwise, but only as and when so received) received from any sale, transfer, exchange or other disposition of assets plus (b) the gross cash
                                                       ----
     consideration received from or upon the sale or other disposition of any asset received, directly or indirectly, in exchange for the asset which is the subject of that sale, transfer, exchange or disposition, minus
                                                                  -----
     transactional expenses and taxes associated with such sale, transfer or other disposition.

               "Net Income" means, with respect to any fiscal period, the
                ----------
     consolidated net income of SCI and its Subsidiaries for that period; provided that any income or loss of a Person accrued prior to the date upon
     --------
     which such Person, or the assets of such Person, was acquired by or merged into SCI or its Subsidiaries shall be excluded from Net Income.

               "Net Letter of Credit Usage" means, at any date of determination,
                --------------------------
     (a) Letter of Credit Usage minus (b) the maximum aggregate amount that is
                                -----
     or at any time thereafter may become available for drawing or payment under the Phoenix Letter of Credit.

               "Note" means any of the promissory notes made payable by
                ----
     Borrowers to the order of Bank evidencing Loans to Borrowers under a Commitment, substantially in the form of Exhibits D and E, either as
                                              ----------     -
     originally executed or as
     the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted. When the term "Note" is modified by the terms "Line A" or "Line B" it refers to the Note executed to evidence Loans made under the Commitment so designated.

               "Obligations" means all present and future obligations of every
                -----------
     kind or nature of Borrowers or any Party at any time and from time to time owed to any of the Creditors under any of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well
                                  ---------
     as obligations of payment, and including interest that accrues after the
                                    ---------
     commencement of any proceeding under any Debtor Relief Law by or against Borrowers or any Affiliate of Borrowers.

               "Opinions" means the favorable written legal opinions of Shereff,
                --------
     Friedman, Hoffman & Goodman, LLP, Patton, Boggs LLP and Beiten. Burkhardt, et al. special counsel to Borrowers and their Subsidiaries, together with each factual certificate or legal opinion relied upon therein.

               "Parent" means Valentec International Corporation, a Delaware
                ------
     corporation, its successors and assigns.

               "Party" means each party to the Loan Documents other than the
                -----                                         ----------
     Creditors.

               "Payment Date" means September 30, 1996 and each subsequent
                ------------
     December 31, March 31, June 30 and September 30 through the Maturity Date.

               "PBGC" means the Pension Benefit Guaranty Corporation or any
                ----
     successor thereof established under ERISA.

               "Pension Plan"  means any "employee pension benefit plan" that is
                ------------
     subject to Title IV of ERISA and which is maintained for employees of SCI or any of its ERISA Affiliates, other than a Multiemployer Plan.
                                     ----------

               "Permitted Encumbrances" means:
                ----------------------

               (a) Inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for which adequate reserves have been set aside and which are being or will be, within

     30 days, contested in good faith by appropriate proceedings diligently pursued and have not proceeded to judgment, provided that, by reason of
                                                  --------
     nonpayment of the obligations secured by such Liens, no such real property is subject to a material risk of loss or forfeiture;

               (b) Liens for taxes and assessments on real property which are not yet past due, or Liens for taxes and assessments on real property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings diligently pursued and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations
                  --------
     secured by such Liens, no such real property is subject to a material risk of loss or forfeiture;

               (c) easements, exceptions, reservations, covenants, conditions, restrictions, and assessment Liens arising thereunder, operating agreements, or other agreements granted, reserved or entered into before or after the date hereof for the purpose of ingress, egress, parking, encroaching, pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, use, operation, repair, maintenance and reconstruction, and other like purposes affecting real property which in the aggregate do not materially burden or impair the fair market value or use of such real property for the purposes for which it is or may reasonably be expected to be held;

               (d) rights reserved to or vested in any Governmental Agency by Law to control or regulate, or obligations or duties under Law to any Governmental Agency with respect to, the use of any real property;

               (e)  statutory Liens, other than those described in clauses (a)
                                     ----------                            ---
     or (b) above, arising in the ordinary course of business with respect to
     -- ---
     obligations which are not delinquent or are being contested in good faith by appropriate proceedings diligently pursued, provided that, if
                                                    --------
     delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no material Property is subject to a material risk of loss or forfeiture;

               (f) Liens (i) consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, and/or
     (ii) to secure bids, surety bonds, tenders, leases, government contracts
     and
     performance bonds entered into in the ordinary course of business, that in each case do not exceed $250,000 in the aggregate at any time outstanding, including Liens of judgments thereunder which are not currently
     ---------
     dischargeable; and

               (g) Liens consisting of deposits of Property to secure statutory obligations of Borrowers and their Subsidiaries in the ordinary course of their business.

               "Person" means any entity, whether an individual, trustee,
                ------
     corporation, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Agency, or otherwise.

               "Pledge Agreement" means a pledge agreement executed by SCI on
                ----------------
     the Closing Date in favor of the Collateral Agent for the benefit of the Creditors providing for a pledge of all of the capital stock of each direct Subsidiary of SCI, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

               "Phoenix AG" means, Phoenix Aktiengesellschaft, a corporation
                ----------
     organized under the laws of Germany, its successors and assigns.

               "Phoenix Airbag" means Phoenix Airbag GmbH, a corporation
                --------------
     organized under the laws of Germany, its successors and permitted assigns.

               "Phoenix Letter of Credit" means one or more Letters of Credit
                ------------------------
     issued under the Line A Commitment to support SCI's obligation to pay any "Additional Purchase Price" as such term is defined in Section 15 of the Acquisition Agreement, which Letters of Credit shall be in an aggregate face amount not to exceed the LESSER of $4,500,000 or DM6,000,000 at issuance, the terms of which Letters of Credit shall be reasonably acceptable to Bank, provided that the amount of the Phoenix Letter of
                         --------
     Credit shall reduce by not less than DM3,000,000 by August 30, 1998 and shall expire no later than August 30, 1999.

               "Pricing Period" means the concurrent periods of approximately 90
                --------------
     days each beginning on the forty-fifty day following the last day of each Fiscal Quarter.

               "Pricing Reduction Criteria" means, as of each date of
                --------------------------
     determination, the satisfaction by Borrowers of all of the following criteria: (a) the passage of one year from the Closing Date, (b) the absence of any Default or Event of Default as of that date, (c) the absence of any Default or Event of Default with respect to the covenants set forth in Section 6.10 through 6.15 during or
                                                   ----         ----
     with respect to the two Fiscal Quarters most recently ended as of that date, and (d) the maintenance of a Leverage Ratio which is not greater than
     1.50 to 1.00 as of the last day of the then most recent Fiscal Quarter.

               "Projections" means the consolidated financial projections for
                -----------
     SCI and its Subsidiaries delivered pursuant to Section 8.1.
                                                            ---

               "Property" means any interest in any kind of property or asset,
                --------
     whether real, personal or mixed, or tangible or intangible.

               "Reference Rate" means the rate of interest publicly announced
                --------------
     from time to time by Bank of America in San Francisco, California as its "Reference Rate." The Reference Rate is set by Bank of America based on various factors, including Bank of America's costs and desired returns, general economic conditions and other factors, and is used as a reference point for pricing some loans. Bank of America may price loans at, above or below its Reference Rate. Any change in the Reference Rate shall take effect on the day specified in the public announcement of such change.

               "Regulation D" means Regulation D, as at any time amended, of the
                ------------
     Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

               "Request for Letter of Credit" means a written request for a
                ----------------------------
     Letter of Credit, substantially in the form of Exhibit F, together with the
                                                    ---------
     standard form of application for letters of credit used by Bank, signed by a Responsible Official of Borrowers and properly completed to provide all information to be included therein.

               "Request for Loan" means a written request for a Loan,
                ----------------
     substantially in the form of Exhibit G, signed by a Responsible Official of
                                  ---------
     Borrowers and properly completed to provide all information required to be included therein.

               "Request for Redesignation" means a written request to continue
                -------------------------
     or redesignate a Loan substantially in the form of Exhibit H, signed by a
                                                        ---------
     Responsible Official of

     Borrowers and properly completed to provide all information required to be included therein.

               "Requirement of Law" means, as to any Person, the articles or
                ------------------
     certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

               "Responsible Official" means (a) when used with reference to a
                --------------------
     Person other than an individual, any corporate officer of such Person,
            ----------
     general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person.
     Any document or certificate hereunder that is signed or executed by a Responsible Official of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of that Person.

               "Right of Others" means, as to any Property in which a Person has
                ---------------
     an interest, (a) any legal or equitable right, title or other interest

     (other than a Lien) held by any other Person in or with respect to that
      ----------
     Property, and (b) any option or right held by any other Person to acquire any right, title or other interest in or with respect to that Property,

     including any option or right to acquire a Lien.
     ---------

               "Rollover Amount" has the meaning set forth in Section 6.11.
                ---------------                                       ----

               "Second Tier Pledge Agreement" means each of the pledge
                ----------------------------
     agreements executed by each of ASCI, the Holding Companies and each of the other Domestic Subsidiaries of Borrowers which has direct Subsidiaries on the Closing Date in favor of the Collateral Agent for the benefit of the Creditors providing for a pledge of all of the capital stock of each such Subsidiary (except, that in the case of the pledge of interests in any Foreign Subsidiary, only 65% of the equity interests in any such Foreign Subsidiary shall be collateral for the Loans and Letters of Credit under this Agreement and the other domestic Loan Documents), either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

               "Securities" means any capital stock, share, voting trust
                ----------
     certificate, bonds, debentures, notes or other evidences of indebtedness, limited partnership interests, or any warrant, option or other right to purchase or acquire any of the foregoing.

               "Security Agreement" means a security agreement executed by
                ------------------
     Borrowers on the Closing Date in favor of the Collateral Agent for the benefit of the Creditors, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

               "Senior Officer" means the Chief Executive Officer, President,
                --------------
     Chief Financial Officer, of a Person, or the individuals who exercise the functions of such officers, whatever their titles.

               "Shareholders' Equity" means, as of any date of determination,
                --------------------
     consolidated shareholders' equity of SCI and its Subsidiaries on that date determined in accordance with Generally Accepted Accounting Principles; provided that there shall be excluded from Shareholders' Equity any amount
     --------
     attributable to that portion of capital stock of SCI and its Subsidiaries that is, directly or indirectly, required by its terms to be redeemed or repurchased by the issuer thereof at a specified date or upon the occurrence of specified events or at the election of the holder thereof.

               "Solvency Certificate" means a solvency certificate in a form
                --------------------
     acceptable to the Collateral Agent, executed by the Chief Financial Officer of Galion and Systems, and all exhibits and schedules thereto.

               "Special Eurodollar Circumstance" means the application or
                -------------------------------
     adoption of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by Bank or its Eurodollar Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority, or the existence or occurrence of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of Bank.

               "Subsidiary" means, as of any date of determination and with
               -----------
     respect to any Person, any corporation, partnership or joint venture, whether now existing or hereafter organized or acquired: (a) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other
                                                                         -----
     than securities having such power only by reason of the happening of a
     ----
     contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership or joint venture, of which such Person or a Subsidiary of such Person is a general partner or joint venturer or of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

               "Subsidiary Security Agreement" means a security agreement
                -----------------------------
     executed by each Domestic Subsidiary of SCI which is not itself a Borrower on the Closing Date in favor of the Collateral Agent for the benefit of the Creditors, covering all of the personal property of each such Domestic Subsidiary, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

               "Swap Agreements" means one or more written agreements between
                ----------------
     Borrowers and one or more financial institutions providing for "swap", "cap", "collar" or other interest rate or currency risk protection with respect to any Indebtedness.

               "Systems" means Valentec Systems, Inc., a Delaware corporation,
                -------
     its successors and permitted assigns.

               "Tangible Net Worth" means, as of any date of determination, the
                ------------------
     gross book value of the assets of SCI and its Subsidiaries on that date minus the consolidated total liabilities (including accrued and deferred
     -----
     income taxes) of SCI and its Subsidiaries on that date minus the Intangible
                                                            -----
     Assets of SCI and its Subsidiaries on that date, excluding, in any event, the currency translation account of SCI and its Subsidiaries, in each case determined in accordance with Generally Accepted Accounting Principles consistently applied.

               "Termination Event" means (a) a "reportable event" as defined in
                -----------------
     Section 4043 of ERISA (other than a "reportable event that is not subject
                            ----------
     to the provision for

     30 day notice to the PBGC), (b) the withdrawal of either of SCI or any of its ERISA Affiliates from a Pension Plan during any plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of an amendment to a Pension Plan as a termination thereof pursuant to Section 4041 of ERISA, (d) the institution of proceedings to terminate a Pension Plan by the PBGC or (e) any other event or condition which, in any such case as aforesaid, might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

               "to the best knowledge of" means, when modifying a
                ------------------------
     representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Senior Officer of that
            ----------
     Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) should have been known by the Person (or, in the case of a Person other than a natural Person, should have been known by a
                      ----------
     Senior Officer of that Person).

               "U.K. Facilities" means, collectively, the U.K. Revolver and the
                ---------------
     U.K. Term Loan.

               "U.K. Overdraft Facility" means the overdraft credit facility to
                -----------------------
     be provided to ASCL by BofA London as a subfacility of the U.K. Revolver.

               "U.K. Revolver" means a $1,500,000 principal amount revolving
                -------------
     credit facility to be provided to ASCL by BofA London, including, as a subfacility, the U.K. Overdraft Facilities.

               "U.K. Term Loan" means a term loan in an amount up to $1,500,000
                --------------
     principal amount term loan to be provided to ASCL by BofA London.

               "Working Capital" means, as of each date of determination, (a)
                ---------------
     Current Assets as of that date (other than Cash and marketable securities),
                                     ----- ----
     minus (b) Current Liabilities as of that date (other than the current
     -----
     portion of the Obligations).

     1.2  Use of Defined Terms.  Any defined term used in the plural shall refer
          --------------------
to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

     1.3  Accounting Terms.  All accounting terms not specifically defined in
          ----------------
this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, except
                                                                        ------
as otherwise specifically prescribed herein. In the event that Generally Accepted Accounting Principles change during the term of this Agreement such that the financial covenants contained in Sections 6.10 through 6.15 would then
                                                   ----         ----
be calculated in a different manner or with different components, Borrowers and Bank agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrowers' financial condition to substantially the same criteria as were effective prior to such change in Generally Accepted Accounting Principles.

     1.4  Rounding.  Any financial ratios required to be maintained by
          --------
Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

     1.5  Exhibits and Schedules.  All Exhibits and Schedules to this Agreement,
          ----------------------
either as originally existing or as the same may from time to time be supplemented, modified, amended, or supplanted are incorporated herein by this reference.

     1.6  Miscellaneous Terms.  The term "or" is disjunctive; the term "and" is
          -------------------
conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                                   ARTICLE 2
                          LOANS AND LETTERS OF CREDIT
                          ---------------------------

     2.1  Loans-General.
          -------------

               (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the day following the Closing Date through the Maturity Date, Bank shall make Loans to Borrowers under the Line A Commitment in such amounts as Borrowers may request provided that, giving effect to the requested Loan, (i) the aggregate
     --------
     outstanding principal Indebtedness under the Line A Note plus the Net
                                                              ----
     Letter of Credit Usage shall not exceed the Borrowing Base, and (ii) the aggregate outstanding principal Indebtedness under the Line A Note plus the
                                                                        ----
     Letter of Credit Usage shall not exceed the amount of the Line A Commitment. Subject to the limitations set forth herein (including the requirements of Sections 3.5 and 3.7(d)), Borrowers may borrow, repay and
                              ---     ------
     reborrow under the Line A Commitment without premium or penalty.

               (b) Subject to the terms and conditions set forth in this Agreement, on the Closing Date, Bank shall make a Loan to Borrowers under the Line B Commitment in an amount equal to the Line B Commitment. Subject to the limitations set forth herein (including the requirements of Sections
     3.5 and 3.7(d)), Borrowers may prepay the Line B Loan without premium or
     ---     ------
     penalty; provided however that amounts prepaid or repaid with respect to
              --------
     the Line B Loan may not be reborrowed.

               (c) Each Loan shall be made pursuant to a written Request for Loan which shall specify (i) the requested date of such Loan, (ii) the Commitment under which the Loan is requested, (iii) whether such Loan is to be a Base Rate Loan or a Eurodollar Rate Loan, (iv) the amount of such Loan, and (v) the Interest Period for any such Loan which is to be a Eurodollar Rate Loan. Unless Bank has notified, in its sole and absolute discretion, Borrowers to the contrary, a Loan may be requested by telephone by a Responsible Official of Borrowers, in which case Borrowers shall confirm such request by promptly delivering a Request for Loan in person or by telecopier conforming to the preceding sentence to Bank. Bank shall incur no liability whatsoever hereunder in acting upon any telephonic request for Loan purportedly made by a Responsible Official of Borrowers, and Borrowers hereby agree to indemnify each Creditor from any loss, cost, expense or liability as a result of so acting (other than as a result of the gross negligence or willful misconduct of Bank).

               (d)  Upon fulfillment of the applicable conditions set forth in
     Article 8, the Loan shall be credited in immediately available funds to the
     ---------
     Concentration Account.

               (e) each Base Rate Loan shall be in an integral multiple of $100,000 which is not less than $500,000 and each Eurodollar Rate Loan shall be in an integral multiple of $500,000 which is not less than $1,000,000.

               (f) If as of the last day of any Interest Period, no Request for Loan has been delivered within the requisite notice periods set forth in Sections 2.2 or 2.3 for a Loan in the amount necessary to refinance the
              ---    ---
     maturing Eurodollar Rate Loan, then Borrowers shall be deemed to have requested, as of the date upon which the related then outstanding Loan is due pursuant to Section 3.1(d)(i) and not paid, a Base Rate Loan in an
                             ---------
     amount equal to the amount necessary to cause the outstanding principal Indebtedness evidenced by the Notes to remain the same and Bank shall make such Loan notwithstanding Borrowers' failure to deliver a Request for Loan or other notice required by Sections 2.1(c), 2.2 and 2.3.
                                          ------  ---     ---

               (g) Unless the Collateral Agent otherwise consents, no more than four Eurodollar Rate Loans shall be outstanding at any one time.

               (h) A Request for Loan shall be irrevocable upon Bank's first notification thereof.

     2.2  Base Rate Loans.  Each request by Borrowers for a Base Rate Loan shall
          ---------------
be made pursuant to a Request for Loan (or a telephonic request) received by Bank not later than 3:00 p.m., California time, on the Banking Day of the requested Base Rate Loan. All Loans shall constitute Base Rate Loans unless properly designated as Eurodollar Rate Loans pursuant to Section 2.3.
                                                                 ---

     2.3  Eurodollar Rate Loans.
          ---------------------

               (a) Each request by Borrowers for a Eurodollar Rate Loan shall be made pursuant to a Request for Loan (or a telephonic request) received by Bank not later than 10:00 a.m., California time, at least two Eurodollar Banking Days before the first day of the applicable Interest Period.

               (b) At or about 10:00 a.m., California time, two Eurodollar Banking Days before the first day of the applicable Interest Period, Bank shall determine the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrowers by telephone, telecopier or telex.

               (c) No Eurodollar Rate Loan may be requested during the continuance of a Default or Event of Default.

               (d) Nothing contained herein shall require Bank to fund any Eurodollar Rate Loan in the Designated Eurodollar Market.

     2.4  Redesignation of Loans.  Borrowers may redesignate a Base Rate Loan,
          ----------------------
or subject to Section 2.1(e) any portion thereof, as a Eurodollar Rate Loan by
                      ------
delivering a Request for Redesignation to the Collateral Agent at the Collateral Agent's Office subject to the same time limitations and other conditions set forth in Sections 2.3 and 3.1(e)(iv). Borrowers may redesignate a Eurodollar
                  ---     ----------
Rate Loan, or subject to Section 2.1(e) any portion thereof, as a Base Rate Loan
                                 ------
by delivering a Request for Redesignation to the Collateral Agent at the Collateral Agent's Office subject to the same time limitations and other conditions set forth in Sections 2.2 and 3.1(e)(iv); provided that such
                                 ---     ----------  --------
redesignation shall not be effective prior to the end of the Interest Period for that Eurodollar Rate Loan. If no timely Request for Redesignation is delivered to the Collateral Agent prior to the end of the Interest Period for any Eurodollar Rate Loan, it shall automatically be redesignated as a Base Rate Loan as of the end of such Interest Period.

     2.5  Letters of Credit.
          -----------------

               (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the day prior to the Maturity Date, Bank shall issue Letters of Credit, for the account of Borrowers having terms and in favor of beneficiaries reasonably acceptable to Bank, as Borrowers may request in the ordinary course of business by a Request for Letter of Credit; provided that, giving effect to the issuance
                                   --------
     of such Letter of Credit, in no event shall (i) the Net Letter of Credit Usage exceed $2,000,000 at any time, (ii) the Net Letter of Credit Usage plus the then outstanding principal Indebtedness under the Line A Note
     ----
     exceed the lesser of (x) the Line A Commitment or (y) the Borrowing Base, or (iii) the Letter of Credit Usage plus
                                         ----
     the then outstanding principal Indebtedness exceed the Line A Commitment. The Phoenix Letter of Credit shall not be issued until August 30, 1997 and then only when the condition precedent specified in Section 8.2(d) has been
                                                                 ------
     satisfied.

               (b) The terms of Letters of Credit shall not exceed one year and shall not extend beyond the Maturity Date, provided that the Phoenix Letter
                                                --------
     of Credit may have a term of 24 months which does not extend past the Maturity Date or a longer term which is acceptable to the Bank.

               (c) Each Request for Letter of Credit shall be submitted to Bank at least five Banking Days prior to the date when the issuance of a Letter of Credit is requested.

               (d) After the making by Bank of any payment with respect to any Letter of Credit, Borrowers agree to pay to Bank, within one Banking Day after demand therefor, a principal amount equal to any payment made by Bank under that Letter of Credit, together with interest at the Default Rate on such amount from the date of any payment made by Bank through the date of payment by Borrowers. The principal amount of any such payment made to Bank shall be used to reimburse Bank for the payment made by it under the Letter of Credit.

               (e) The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit, and shall require the submission of a new Request for Letter of Credit.

               (f) The obligation of Borrowers to pay to Bank the amount of any payment made by Bank under any Letter of Credit shall be absolute, unconditional, and irrevocable, subject only to performance by Bank of its obligations under California Commercial Code Section 5109. Without limiting the foregoing, the obligation of Borrowers shall not be affected by any of the following circumstances:

                    (i) any lack of validity or enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                   (ii) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (iii) the existence of any claim, setoff, defense, or other rights which Borrowers or any other Person may have at any time against Bank or any other Creditor, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                   (iv) any demand, statement, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                    (v) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

                   (vi) any failure or delay in notice of shipments or arrival of any Property;

                  (vii) any error in the transmission of any message relating to a Letter of Credit, or any delay or interruption in any such message;

                 (viii) any error, neglect or default of any correspondent of Bank in connection with a Letter of Credit;

                   (ix) any consequence arising from acts of God, war, insurrection, disturbances, labor disputes, emergency conditions or other causes beyond the control of Bank;

                    (x) so long as Bank in good faith determines that the draft, contract or document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to Bank in connection with a Letter of Credit; and

                   (xi) where Bank has acted in good faith and without gross negligence and observed general banking usage, any other circumstance whatsoever.

     2.6  Voluntary Reduction of the Line A Commitment.  Borrowers shall have
          --------------------------------------------
the right, at any time and from time to time, without penalty or charge except as set forth in Sections 3.5 and 3.7(d), upon at least five Banking Days prior
                         ---     ------
written notice to Bank, voluntarily to reduce, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $1,000,000, or to terminate, all or a portion of the then undisbursed portion of the Line A Commitment, provided that any such reduction or termination shall be accompanied
            --------
by payment of all accrued and unpaid commitment fees with respect to the portion of the Line A Commitment being reduced or terminated.

     2.7  Annual Clean-Up of Loans the Line A Commitment.  Borrowers shall
          ----------------------------------------------
cause the principal Indebtedness evidenced by the Line A Note to be repaid in its entirety, and shall thereafter maintain such Indebtedness at $0 for not less than 30 days during each of the 12 month consecutive annual periods beginning on the Closing Date and each anniversary of the Closing Date, provided that this
                                                           --------
Section shall not be deemed to prohibit Letters of Credit to be outstanding during such 30 day periods.

     2.8  Automatic Reduction of the Line A Commitment.  The Line A Commitment
          --------------------------------------------
shall automatically reduce on the date of each payment of "Additional Purchase Price" under the Acquisition Agreement (or, if earlier, each payment under the Phoenix Letter of Credit) in the U.S. dollar equivalent of the amount of such payment, provided that the aggregate reductions under this Section shall not
         --------
exceed $4,000,000.

     2.9  Automatic Reduction of the Line B Commitment.  The Line B Commitment
          --------------------------------------------
shall automatically reduce on each Payment Date by the related Amortization Amount. The Line B Commitment shall also automatically reduce by an amount equal to the amount of (i) any voluntary prepayment of the Line B Note under
Section 3.1(e) and (ii) any mandatory prepayment of the Line B Note under
        ------
Section 3.1(d)(v), 3.1(d)(vi) and 3.1(d)(vii).
        ---------  ----------     -----------

     2.10 Collateral.  The Loans and the reimbursement obligation of
          ----------
Borrowers with respect to Letters of Credit, together with all other Obligations, shall be secured by the Lien created by the Collateral Documents.

                                   ARTICLE 3
                               PAYMENTS AND FEES
                               -----------------

     3.1  Principal and Interest.
          ----------------------

               (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Loan from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth herein before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest to bear interest at the Default Rate to the fullest extent permitted by applicable Laws.

               (b) Interest accrued on each Base Rate Loan shall be due and payable on the last day of each calendar month. Except as otherwise
                                                     ------
     provided in Section 3.8, the unpaid principal amount of each Base Rate Loan
                         ---
     shall bear interest at a fluctuating rate per annum equal to the Base Rate. Each change in the interest rate hereunder shall take effect simultaneously with the corresponding change in the Base Rate.

               (c) Interest accrued on each Eurodollar Rate Loan shall be due and payable on the last day of the related Interest Period and, in the case of Eurodollar Rate Loans with Interest Periods which are longer than one month, on the day that is one month after the first day of that Interest Period, monthly thereafter on the same day of the month, and on the last day of the Interest Period. Except as otherwise provided in Section 3.8,
                                 ------                                  ---
     the unpaid principal amount of any Eurodollar Rate Loan shall bear interest at a rate per annum equal to the Eurodollar Rate for that Eurodollar Rate Loan plus the Eurodollar Margin.
          ----

               (d) If not sooner paid, the principal Indebtedness under this Agreement shall be immediately payable as follows:

               (i) The principal amount of each Eurodollar Rate Loan shall be payable on the last day of the related Interest Period.

               (ii) The Indebtedness evidenced by the Line A Note shall be payable in the amount by which the sum of aggregate outstanding amount
                                             ---
          of the Line A Loans
          plus the Net Letter of Credit Usage at any time exceeds the Borrowing
          ----
          Base.

               (iii) The Indebtedness evidenced by the Line A Note shall also be payable in the amount by which the aggregate outstanding amount of the Line A Loans plus the Letter of Credit Usage at any time exceeds
                           ----
          the lesser of the Line A Commitment.

               (iv) The outstanding principal Indebtedness evidenced by the Line B Note shall be payable on each Payment Date in the related Amortization Amount.

               (v) The Line B Note shall be prepaid on or before July 31 of each year in an amount equal to 75% of Excess Cash Flow for the immediately preceding Fiscal Year (calculated for the Fiscal Year ending March 31, 1997 on the basis of the period from the Closing Date to March 31, 1997 based upon the audited opening balance sheet of Co. KG consolidated with the July 31, 1996 consolidated financial statements of SCI and its Subsidiaries), provided that, if and to the
                                                   --------
          extent that (i) the principal Indebtedness evidenced by the Line B Note has been reduced to $10,000,000, (ii) no Default or Event of Default has occurred with respect to the covenants set forth in Sections 6.10 through 6.15 during the two Fiscal Quarters
                   ----         ----
          then most recently ended, and (iii) no Default or Event of Default then exists, the amount by which the Line B Note must be so prepaid shall be reduced to 50% of Excess Cash Flow. Any such payments under this clause (v) shall be applied to Amortization Amounts in the
                      ---
          inverse order of their maturity.

               (vi) The outstanding principal Indebtedness evidenced by the Line B Note also shall be payable on the date of the incurrence by Borrowers or its Subsidiaries of any Indebtedness pursuant to Sections 6.7(e) and 6.7(f) by an amount equal to 100% of such permitted
          ------     ------
          Indebtedness, provided that at such times as the U.K. Term Loan is
                        --------
          outstanding, the U.K. Term Loan shall instead be prepaid with the proceeds of any such Indebtedness to the extent that the same is secured with assets of ASCL. Any payments under this clause (vi)
                                                                       ----
          shall be applied to Amortization Amounts in the inverse order of their maturity, provided that the proceeds of any Indebtedness permitted
                    --------
          under Section 6.7(f) shall be applied as may be agreed upon by
                        ------
          Borrower and Bank in connection with any approval by Bank of any such Indebtedness.

               (vii) The outstanding principal Indebtedness evidenced by the Line B Note also shall be payable on the date of receipt by the Borrowers of the net cash proceeds of any issuance of equity securities by SCI or any of its Subsidiaries in an amount equal to 50% of such net cash proceeds. Any payments under this clause (vii) shall
                                                                     -----
          be applied to Amortization Amounts in the inverse order of their maturity.

               (viii) The outstanding principal Indebtedness evidenced by the Notes shall, in any event, be payable on the Maturity Date.

               (e) The Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty except as set forth in Sections 3.5, except that with respect to
                                             ---  ------
     any voluntary prepayment under this Section 3.1(e), (i) each prepayment
                                                 ------
     shall be in an integral multiple of $100,000, which results in the remaining principal balance of the Eurodollar Rate Loan being not less than $1,000,000, (ii) the Bank shall have received written notice of any prepayment at least one Banking Day before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loan(s) being prepaid, (iii) each prepayment of principal in respect of a Eurodollar Rate Loan shall be accompanied by payment of interest accrued through the date of payment on the amount of principal paid and (iv) in any event, any payment or prepayment of all or any part of any Eurodollar Rate Loan on a day other than the last day of the applicable Interest Period
                   ----- ----
     shall be subject to Section 3.7(d).
                                 ------

     3.2  Certain Fees.  On the Closing Date, Borrowers shall pay facility fees
          ------------
and other fees to Bank of America for its services in arranging and structuring this Agreement, the U.K. Facilities and the German Overdraft Facility, in amounts set forth in the commitment letter heretofore issued to Borrowers by Bank of America. It is understood that this Section shall not be construed in derogation of Section 11.15. These fees are for the sole account of Bank of
                      -----
America, are fully earned on the dates when due, and are nonrefundable, provided
                                                                        --------
that the portion of such fees which is attributable to the U.K. Facility and the German Overdraft Facility shall be refunded to the extent that such facilities have not been consummated within 60 days following the Closing Date due to no fault of Bank.

     3.3  Commitment Fees.  From and after the Closing Date, Borrowers shall pay
          ---------------
commitment fees to Bank equal to .375% per annum times the average daily difference between (a) the Line A

Commitment, and (b) the sum of principal Indebtedness evidenced by the Line A
                        ------
Note plus the Letter of Credit Usage, provided that the rate at which commitment
     ----                             --------
fees accrue shall be reduced to 0.250% per annum for each Pricing Period during which the Pricing Reduction Criteria have been satisfied unless and until the Pricing Reduction Criteria are no longer satisfied. Commitment fees shall be payable quarterly in arrears on each September 30, December 31, March 31 and June 30, commencing September 30, 1996, and on the Maturity Date.

     3.4  Letter of Credit Fees.  On the issuance date of each Letter of Credit
          ---------------------
(and, in the case of the Phoenix Letter of Credit and each other Letter of Credit which Bank permits to exceed one year in duration, on each anniversary date of its issuance), Borrowers shall pay to Bank:

               (a) a letter of credit fee equal to 2.25% per annum of the maximum face amount of the Phoenix Letter of Credit and 2.00% per annum times the maximum face amount of each other Letter of Credit which is not a documentary letter of credit used to support the purchase of inventory or raw materials, provided that the annual fee payable with respect to each
                    --------
     standby letter of credit shall not be less than $750.

               (b) such issuance fees with respect to documentary Letters of Credit used to support the purchase of inventory or raw materials as Bank may from time to time advise Borrowers are applicable to the same, provided
                                                                        --------
     that the fee payable with respect to each such Letter of Credit shall not be less than $500; and

               (c) for the sole account of Bank, such standard payment, negotiation, processing, amendment and other similar charges as and when Bank may from time to time advise Borrowers are applicable to Letters of Credit.

Each such issuance fee is earned when due and is non-refundable under any circumstances.

     3.5  Termination Fees.  In the event that Borrowers terminate any portion
          ----------------
of the Commitments pursuant to Section 2.6, or repay any portion of the
                                       ---
Obligations (other than as required by Section 3.1(d)(v), 3.1(d)(vi) and
             ----- ----                        ---------  ----------
3.1(d)(vii)), or terminate or permanently repay any portion of the U.K.
- -----------
Facilities or the German Overdraft Facility, Borrowers shall pay to Bank of America, as liquidated damages and not as a penalty, an early termination fee equal to (a) if such termination or repayment occurs during the first year from the Closing Date, 0.75% of the amount of the Commitments, U.K. Facilities or German Overdraft Facility so terminated or repaid, (b) if such termination or repayment occurs during the second year from the Closing Date, 0.50% of the amount of the Commitments, U.K. Facilities or German Overdraft Facility so terminated or repaid, and (c) if such termination or repayment occurs at a later time, $0.

     3.6  Capital Adequacy.  If Bank determines that either (i) the introduction
          ----------------
of or any change in any law, order or regulation or in the interpretation or administration of any law, order or regulation by any Governmental Agency charged with the interpretation thereof or (ii) compliance with any guideline or request issued or made from the date hereof from any such Governmental Agency (whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital of Bank or any corporation controlling Bank as a consequence of the Commitments or the making or maintaining of Loans or Letters of Credit below the rate at which Bank or such other corporation could have achieved but for such introduction, change or compliance (taking into account Bank's policies with regard to capital), then Borrowers shall from time to time, upon demand by Bank, pay to Bank additional amounts which are sufficient to compensate Bank or other corporation for such reduction. A certificate as to such amounts shall be conclusive and binding for all purposes, absent manifest error.

     3.7  Eurodollar Fees and Costs.
          -------------------------

               (a) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance:

                    (1) shall subject Bank or its Eurodollar Lending Office to any tax, duty or other charge or cost with respect to any Eurodollar Rate Loan, the Notes or its obligation to make Eurodollar Rate Loans, or shall change the basis of taxation of payments to Bank of the principal of or interest on any Eurodollar Rate Loan or any other amounts due under this Agreement in respect of any Eurodollar Rate Loan, the Notes or its obligation to make Eurodollar Rate Loans (except for changes in any tax, duty or other charge on the overall
          -------
          net income, gross income or gross receipts of Bank or its Eurodollar Lending Office);

                    (2)  shall impose, modify or deem applicable any reserve

          (including any reserve imposed by the Board of Governors of the
          ----------
          Federal Reserve System), special deposit or similar requirements against assets of, deposits with or for the account of, or credit extended by, Bank or its Eurodollar Lending Office; or

                    (3) shall impose on Bank or its Eurodollar Lending Office or the Designated Eurodollar Market any other condition affecting any Eurodollar Rate Loan, the Notes, its obligation to make Eurodollar Rate Loans or this Agreement, or shall otherwise affect any of the same;

     and the result of any of the foregoing, as determined by Bank, increases the cost to Bank or its Eurodollar Lending Office of making or maintaining any Eurodollar Rate Loan or in respect of any Eurodollar Rate Loan, the Notes or its obligation to make Eurodollar Rate Loans or reduces the amount of any sum received or receivable by Bank or its Eurodollar Lending Office with respect to any Eurodollar Rate Loan, the Notes or its obligation to make Eurodollar Rate Loans (assuming Bank's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Loan in the Designated Eurodollar Market), then, upon demand by Bank, Borrowers shall pay to Bank such additional amount or amounts as will compensate Bank for such increased cost or reduction (determined as though Bank's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Loan in the Designated Eurodollar Market). A statement of Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Bank agrees to endeavor to promptly notify Borrowers of any event of which it has actual knowledge which will entitle Bank to compensation pursuant to this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the judgment of Bank, otherwise be disadvantageous to Bank.

               (b) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall, in the opinion of Bank, make it unlawful, impossible or impracticable for Bank or its Eurodollar Lending Office to make, maintain or fund any Eurodollar Rate Loan, or materially restricts the authority of Bank to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the Eurodollar Rate then, upon notice to Borrowers, Bank's obligation to make Eurodollar Rate Loans shall be suspended for the duration of such illegality, impossibility or impracticability. Upon receipt of such notice, the outstanding principal amount of all Eurodollar Rate Loans, together with accrued interest thereon, automatically shall be converted to Base Rate Loans on either (1) the last day of the Interest Period applicable to such Eurodollar Rate Loans if Bank may lawfully continue to maintain and fund Eurodollar Rate Loans to such day(s) or (2) immediately if Bank may not lawfully continue to fund and maintain Eurodollar Rate Loans to such day(s). In the event that Bank is unable, for the reasons set forth above, to make, maintain or fund any Eurodollar Rate Loan, Bank shall fund such amount as a Base Rate Loan.

               (c) If, with respect to any proposed Eurodollar Rate Loan Bank determines that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of Bank, deposits in Dollars (in the applicable amounts) are not being offered to Bank in the Designated Eurodollar Market for the applicable Interest Period, then Bank shall give notice thereof to Borrowers, whereupon until Bank notifies Borrowers that the circumstances giving rise to such suspension no longer exist, the obligation of Bank to make any future Eurodollar Rate Loans shall be suspended. If at the time of such notice there is a pending Request for Loan that specifies a Eurodollar Rate Loan, such Request for Loan shall be deemed to specify a Base Rate Loan.

               (d)  Upon payment or prepayment of any Euro dollar Rate Loan

     (other than as the result of a conversion required under Section 3.7(b)) on
      ----- ----                                                      ------
     a day other than the last day in the applicable Interest Period (whether
           ----- ----
     voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrowers to borrow on the date or in the amount specified for a Eurodollar Rate Loan in any Request for Loan, Borrowers shall indemnify the Creditors against and reimburse the Creditors on demand for all costs, expenses, penalties, losses, reasonable legal fees and damages incurred or sustained, or that would be incurred or sustained, by Creditors, including loss of interest, as reasonably determined by the
                ---------
     Creditors, to the extent that the same are a direct result of such payment, prepayment or failure to borrow. Each Creditor's determination of the amount payable under this Section 3.7(d) shall be conclusive in the absence
                                       ------
     of manifest error. The loss of interest by a Creditor will be calculated as (i) the principal amount of the subject Loan, times (ii) a fraction the
                                                      -----
     numerator of which is the number of days between the date of payment and the last day of the applicable Interest Period, and the denominator of which is 360, times (iii) the Eurodollar Rate for the subject Loan, minus
                   -----                                                 -----
     the Eurodollar Rate that would be
     applicable to a Loan in the amount of the subject Loan to be made on the date of prepayment or a period equal to the number of days remaining in the applicable Interest Period (to the extent such difference is a positive number).

     3.8  Post Default Interest and Late Payments.  So long as any Event of
          ---------------------------------------
Default has occurred and is continuing, the Loans shall bear interest, and if any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to any Creditor is not paid when due, it shall thereafter bear interest until paid in full, at a fluctuating interest rate per annum at all times equal to the greater of (a) the sum of the Base Rate plus 3%
                                                                        ----
per annum, and (b) 3% per annum above the rate of interest that would otherwise be applicable pursuant to this Agreement (the "Default Rate"), to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be compounded quarterly,
         ---------
on the last day of each calendar quarter, to the fullest extent permitted by applicable Laws.

     3.9  Computation of Interest and Fees.  Computation of interest or fees
          --------------------------------
under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Borrowers acknowledge that such calculation method will result in a higher yield to Bank than a method based on a year of 365 or 366 days.

     3.10  Non-Banking Days.  If any payment to be made by Borrowers or any
           ----------------
other Party under any Loan Document shall come due on a day other than a Banking
                                                            ----- ----
Day, payment shall instead be considered due on the next succeeding Banking Day and the extension of time shall be reflected in computing interest.

     3.11  Manner and Treatment of Payments.
           --------------------------------

               (a) Each payment hereunder or on the other Notes or under any other Loan Document shall be made to Bank at the address set forth in the notice provisions hereof and in immediately available funds not later than 11:00 a.m., California time, on the day of payment (which must be a Banking
     Day). All payments received after this deadline on any Banking Day, shall be deemed received on the next succeeding Banking Day. All payments shall be made in lawful money of the United States of America.

               (b) Bank shall use its best efforts to keep a record of Loans made by it and payments received by it with respect to the Notes and such record shall be presumptive evidence of the amounts owing. Notwithstanding the foregoing sentence, Bank shall not be liable to any Party for any failure to keep such a record.

               (c) Each payment of any amount payable by Borrowers or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority (other than taxes on overall net income, gross income
                           ----  ----
     or gross receipts of Bank or its Eurodollar Lending Office). To the extent that Borrowers are obligated by applicable Laws to make any deduction or withholding on account of taxes, assessments or other charges imposed by any Governmental Agency from any amount payable to Bank under this Agreement, Borrowers shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and (ii) pay such additional amount to Bank as is necessary to result in Bank's receiving a net after-tax (or after-assessment or after-charge) amount equal to the amount to which Bank would have been entitled under this Agreement absent such deduction or withholding.

     3.12  Funding Sources.  Nothing in this Agreement shall be deemed to
           ---------------
obligate any Creditor to obtain the funds for any Loan or Loan in any particular place or manner or to constitute a representation by Bank that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     3.13  Failure to Charge Not Subsequent Waiver. Any decision by any
           ---------------------------------------
Creditor not to require payment of any interest (including interest arising
                                                 ---------
under Section 3.8), fee, cost or other amount payable under any Loan Document,
              ---
or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of that Creditor's right to require full payment of any interest (including interest arising under Section 3.8), fee,
                         ---------                                ---
cost or other amount payable under any Loan Document, or to calculate an amount payable by another method, on any other or subsequent occasion.

     3.14  Authority to Charge Account.
           ---------------------------

               (a) Borrowers hereby authorize Bank of America to charge the Concentration Account, and any other demand deposit account maintained by Borrowers with Bank of America in such amounts as may from time to time be necessary to cause timely payment of principal, interest, fees and other charges payable by Borrowers under the Loan Documents.

               (b) Approximately five days prior to the date any payment is due from Borrowers under any of the Loan Documents, Bank will provide a statement of the amounts that will be due on such date (the "Billed Amount") to Borrowers. The calculation of the Billed Amount shall be made on the assumption that no new Loans or payments will be made between the date of the billing statement and the date the amounts are due, and that there will be no changes in the applicable interest rate.

               (c) Bank will charge the Concentration Account or other account for the Billed Amount regardless of the actual amount of interest accrued (the "Accrued Amount"). If the Billed Amount charged to the Concentration Account or other account differs from the Accrued Amount, the discrepancy will be treated as follows: (i) if the Billed Amount is less than the Accrued Amount, the Billed Amount for the following payment date will be increased by the amount of the discrepancy (and no Default or Event of Default shall be deemed to have occurred solely as a result of such discrepancy); and (ii) if the Billed Amount is more than the Accrued Amount, the Billed Amount for the following payment date will be decreased by the amount of the discrepancy. Regardless of any such discrepancy, interest will continue to accrue based on the actual amount of principal outstanding under the Loans, without compounding. Bank shall not pay any interest on any excess payment to Borrowers.

               (d) Nothing herein shall obligate Bank to charge any account as provided above, or other account, or to charge any account at a time when there are not sufficient good funds in such account, and if there are insufficient funds in Borrowers' accounts on a date Bank enters any debit authorized hereby, Bank shall reverse such debit to the extent of such insufficiency.

     3.15  Survivability.  All of Borrowers' obligations under Sections 3.6, 3.7
           -------------                                                ---  ---
and 11.3 shall survive the date on which all Loans hereunder are fully paid and
    ----
the Commitments and all Letters of Credit are terminated.

     3.16  Facilities Coterminous.  Notwithstanding any other provision of the
           ----------------------
Loan Documents or the agreements governing the U.K. Facilities and the German Overdraft Facility to the contrary, in the event that Borrowers terminate the Commitments or permanently repay the Obligations, then Borrowers shall cause their Subsidiaries to concurrently terminate the U.K.

Facilities, the German Overdraft Facility and all other credit facilities provided by Bank of America to SCI or any of its Subsidiaries, and to repay all Indebtedness and Contingent Obligations thereunder.

                                   ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          Borrowers jointly and severally represent and warrant to the Creditors as follows:

     4.1  Existence and Qualification; Power; Compliance With Laws.  SCI is a
          --------------------------------------------------------
corporation duly formed, validly existing and in good standing under the Laws of Delaware. SCI is duly qualified to transact business and is in good standing in Delaware, California, Arizona and each other jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification or registration necessary, except where the failure so to qualify
                                         ------
or register and to be in good standing would not constitute a Material Adverse Effect. The chief executive offices and principal place of business of SCI and the chief executive offices of each of its Domestic Subsidiaries other than Galion and Systems are located at 3190 Pullman Street, Costa Mesa, California 92626. SCI has all requisite corporate power and authority to conduct its business, to own and lease its properties and to execute and deliver each Loan Document to which it is a party and to perform the Obligations. All outstanding shares of capital stock of SCI are duly authorized, validly issued, fully paid, non-assessable and issued in compliance with all applicable state and federal securities and other Laws. As of the Closing Date, 27.45% of outstanding shares of Borrower are owned of record by Parent and an additional 1.33% on a fully diluted basis is owned by directors and executive officers of Parent (as such term is defined in the United States Bankruptcy Code). Except as disclosed on
Schedule 4.1, as of the Closing Date, no Person holds any option, warrant or
- ------------
other right to acquire any shares of capital stock of SCI. SCI is in compliance in all material respects with the Arms Export Control Act (22 USCA (S)2751 et
                                                                           --
seq.) the Trading with the Enemy Act of 1917 (50 USCA (S)1 et seq), all
- ---                                                        -- ---
regulations issued by the Bureau of Export Administration and each other federal and state Law governing the manufacture, sale, and distribution of munitions and military hardware. Without limitation on the preceding sentence, SCI is in compliance with all other Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply, file, register, qualify or obtain
- ------
exemptions does not constitute a Material Adverse Effect. SCI has all requisite power and authority to enter into each Loan Document to which it is a Party and has duly executed and delivered each such Loan Document.

     4.2  Authority; Compliance With Other Agreements and Instruments and
          ---------------------------------------------------------------
Government Regulations.  The execution, delivery and performance by SCI and its
- ----------------------
Subsidiaries of each Loan Document to which each is a Party have been duly authorized by all necessary corporate action, and do not:

               (a) Require any consent or approval not heretofore obtained of any partner, director, stockholder, security holder or creditor of such Party, except as heretofore obtained;
            ------

               (b) Violate or conflict with any provision of that such Party's charter, articles of incorporation or bylaws, as applicable;

               (c) Result in or require the creation or imposition of any Lien or Right of Others (other than pursuant to the Collateral Documents) upon
                         ----- ----
     or with respect to any Property now owned or leased or hereafter acquired by such Party;

               (d) Violate any Requirement of Law applicable to that such Party in any material respect;

               (e) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under (i) any Material Contract, (ii) any indenture or loan or credit agreement or (iii) any other Contractual Obligation relating to money or Property in excess of $1,000,000 to which such Party is a party or by which such Party or any of its Property is bound or affected;

and no Party is in violation of, or default under, any Requirement of Law or Contractual Obligation, any Material Contract, or any indenture, loan or credit agreement described in Section 4.2(e), in any material respect.
                               ------

     4.3  No Governmental Approvals Required.  No authorization, consent,
          ----------------------------------
approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is required to authorize or permit under applicable Laws the execution, delivery and performance by SCI or any of its Subsidiaries of any of the Loan Documents to which each is a Party, except for any such authorizations, consents, approvals, orders, licenses, permits, filings, registrations and qualifications as have been made, obtained or performed on the Closing Date.

     4.4  Subsidiaries.
          ------------

               (a)  As of the Closing Date, Schedule 4.4 hereto correctly sets
                                            ------------
     forth the names, the form of legal entity, jurisdictions of organization, locations of the chief executive offices and principal place of business of all Subsidiaries of SCI. Except as described in Schedule 4.4, SCI owns no
                                                      ------------
     capital stock or equity interest in any Person. The chief executive offices of Galion are located at 515 North East Street, Ohio 44833 and the chief executive offices of Systems are located at 200 Valley Road, Suite 101, Mt. Arlington, New Jersey 07856. All of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each such Subsidiary are owned of record and beneficially as indicated on Schedule 4.4, and all such shares or equity interests so owned are duly
        ------------
     authorized, validly issued, fully paid, nonassessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens.

               (b) Each such Subsidiary is a legal entity of the form described for that Subsidiary in Schedule 4.4, duly organized, validly existing, and
                            ------------
     in good standing under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such, and has filed fictitious business name statements, in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary, except where
                                                                   ------
     the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect, and has all requisite power and authority to conduct its business and to own and lease its properties.

               (c) Each such Subsidiary is in compliance in all material respects with the Arms Export Control Act (22 USCA (S)2751 et seq.) the
                                                                -- ---
     Trading with the Enemy Act of 1917 (50 USCA (S)1 et seq, all regulations
                                                      -- ---
     issued by the Bureau of Export Administration and each other federal and state Law governing the manufacture, sale, and distribution of munitions and military hardware. Without limitation on the preceding sentence, each such Subsidiary is also in compliance with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary has accomplished all material filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the
                                                             ------
     failure so to comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

     4.5  Financial Statements.   Borrowers have furnished to Bank (a) the
          --------------------
audited consolidated and company prepared consolidating financial statements of SCI and its Subsidiaries for the Fiscal Year ended March 31, 1996, (b) the unaudited consolidated financial statements of SCI and its Subsidiaries for the two month fiscal period ended May 31, 1996, and (c) the unaudited divisional income statement of SCI and its Subsidiaries for the three month fiscal period ended June 30, 1996, which financial statements were prepared in accordance with the books and records of SCI and its Subsidiaries and in accordance with Generally Accepted Accounting Principles, and fairly present the financial condition and results of operations of SCI and its Subsidiaries as at such dates and for the periods then ended, subject only to normal year-end accruals and audit adjustments which, if made at the relevant time would not have caused a Default or Event of Default at that time.

     4.6  No Other Liabilities; No Material Adverse Effect.  As of the Closing
          ------------------------------------------------
Date, SCI and its Subsidiaries do not have any material liability or material contingent liability not reflected or disclosed in the financial statements described in Section 4.5(b). Except as disclosed by Borrowers and approved in
                     ------   ------
writing by Bank, no event or circumstance that constitutes a Material Adverse Effect has occurred since the Closing Date.

     4.7  Title to and Location of Property.  Except as permitted by Section
          ---------------------------------
6.8, SCI and its Subsidiaries have good and valid title to all Property
- ---
reflected in the financial statements described in Section 4.5(b), free and
                                                           ------
clear of all Liens and Rights of Others, other than Property subsequently sold
                                         ----- ----
or disposed of in the ordinary course of business.

     4.8  Real Property.  Schedule 4.8 sets forth as of the Closing Date a
          -------------   ------------
summary description of all real property owned and real property leasehold estates held by SCI and its Subsidiaries, which summary is accurate and complete in all material respects except for real property acquired or leased after the Closing Date after notice to the Collateral Agent.

     4.9  Intangible Assets.  SCI and its Subsidiaries own, or possesses the
          -----------------
right to use to the extent necessary in their business, all trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other intangible assets that are used in the conduct of their businesses as now operated and contemplated to be operated. Borrowers and their Domestic Subsidiaries do not own any registered patents, trademarks or other registered intellectual property which are not subject to a first Lien in favor of the Collateral Agent. None of the intangible assets described in the first sentence of this Section, to the best knowledge of Borrowers, conflicts in any material respect with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person.

     4.10  Governmental Regulation.  SCI and its Subsidiaries are not subject to
           -----------------------
regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or to any other Law limiting or regulating their ability to incur Indebtedness in a manner which conflicts with this Agreement or the other Loan Documents.

     4.11  Litigation.  Except for (a) any matter fully covered (subject to
           ----------   ------
applicable deductibles and retentions) by insurance for which the insurance carrier has assumed full responsibility, (b) any matter, or series of related matters, involving a claim against SCI and its Subsidiaries of less than $500,000, and (c) matters set forth in Schedule 4.11, as of the Closing Date,
                                       -------------
there are no actions, suits, proceedings or investigations pending as to which SCI or its Subsidiaries has been served or have received written notice or, to the best knowledge of Borrowers, threatened against or affecting SCI or its Subsidiaries or any of their respective Properties before any Governmental Agency. There is no reasonable basis for any action, suit, proceeding or investigation against or affecting SCI or its Subsidiaries or any of their respective Properties before any Governmental Agency which would be of a magnitude requiring disclosure on Schedule 4.11.
                                  -------------

     4.12  Binding Obligations.  Each of the Loan Documents executed by SCI and
           -------------------
its Subsidiaries constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as
                                                                    ------
enforcement may be limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies and/or defenses as a matter of judicial discretion.

     4.13  No Default.  No event has occurred and is continuing that is a
           ----------
Default or Event of Default.

     4.14  ERISA.
           -----

               (a)  Except as disclosed in Schedule 4.14, as of the Closing Date
                    ------                 -------------
     neither of SCI nor any of its ERISA

     Affiliates maintains, contributes to or is required to contribute to any "employee pension benefit plan" that is subject to Title IV of ERISA.

               (b)  With respect to each Pension Plan disclosed in
     Schedule 4.14:
     -------------

                    (i) such Pension Plan complies in all material respects with ERISA and any other applicable Laws;

                    (ii) such Pension Plan has not incurred any material "accumulated funding deficiency", as that term is defined in Section 302 of ERISA;

                    (iii) no "reportable event" (as defined in Section 4043 of ERISA) has occurred that would subject SCI or any of its ERISA Affiliates to any liability with respect to such Pension Plan that would constitute a Material Adverse Effect;

                    (iv) neither SCI nor any of its ERISA Affiliates has engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) that would subject SCI or any of its Subsidiaries to any penalty that would constitute a Material Adverse Effect;

                    (v) no Termination Event has occurred or may reasonably be expected to occur; and

                    (vi) no material unfunded vested liabilities exist under any Pension Plan and the present value of all benefit liabilities under each Pension Plan and each Pension Plan of any ERISA Affiliate of SCI do not exceed by a material amount the value of the assets of such Plan.

               (c) As of the Closing Date, all contributions required to be made by SCI or any of its ERISA Affiliates to a Multiemployer Plan described in Schedule 4.14 have been made except as may be described in
                  -------------
     Schedule 4.14. Neither SCI nor any of its ERISA Affiliates has incurred any
     -------------
     withdrawal liability under ERISA, Section 4201 that could have a Material Adverse Effect on SCI or its Subsidiaries. Neither SCI nor any such ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization has resulted or can reasonably be expected to result in an increase in the contributions required to be made to such Plan that could have a Material Adverse Effect.

               (d) SCI and each of its ERISA Affiliates are in compliance with those provisions of ERISA which are applicable to them, the non-compliance with which would have a Material Adverse Effect.

     4.15  Regulations G, T, U and X.  No part of the proceeds of any Loan
           -------------------------
hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any "margin stock" (as such term is defined in Regulation G) in violation of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System. Borrowers and their Subsidiaries are not principally engaged, or as one of their important activities, in the business of extending credit for the purpose of purchasing or carrying any such "margin stock."

     4.16  Disclosure.  No written statement made by a Responsible Official of
           ----------
Parent, SCI or any of their Subsidiaries to any Creditor in connection with this Agreement, or in connection with any Loan, contains any untrue statement of a material fact or omits a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made. There is no fact known to Parent, SCI or any of their Subsidiaries which would constitute a Material Adverse Effect that has not been disclosed in writing to Bank.

     4.17  Tax Liability.  Except as set forth on Schedule 4.17, SCI and its
           -------------                          -------------
Subsidiaries have filed all tax returns which are required to be filed, and have paid, withheld, collected or remitted, all taxes, interest, penalties and installments of taxes due and payable by them with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by either of SCI or any of its Subsidiaries, except (a) taxes for which
                                                      ------
SCI and its Subsidiaries have been fully indemnified and (b) such taxes, if any, as are being contested in good faith by appropriate proceedings diligently pursued and as to which adequate reserves have been established and maintained. As of the Closing Date, to the best knowledge of Borrowers, there is no tax assessment which could have a potential cash impact of $250,000 or more contemplated or proposed by any Governmental Agency against SCI or any of its Subsidiaries.

     4.18  Projections.  To the best knowledge of Borrowers, the assumptions set
           -----------
forth in the Projections are reasonable and consistent with each other and with all facts known to

Borrowers and no material assumption is omitted as a basis for the Projections, and the Projections are reasonably based on such assumptions. Nothing in this Section shall be construed as a representation or covenant that the Projections in fact will be achieved.

     4.19  Security Interests.  The Collateral Documents create a valid security
           ------------------
interest in the Collateral described therein in favor of the Collateral Agent securing the Obligations. Upon (a) the filing of the UCC-1 financing statements delivered to the Collateral Agent pursuant to Section 8.1(a) with the
                                                      ------
appropriate Governmental Agencies, (b) the delivery to Bank of America of the certificates evidencing the shares of capital stock of SCI's Subsidiaries referred to in the Pledge Agreement and the Second Tier Pledge Agreements, and
(c) notification of the insurer referred to in the Life Insurance Assignment of the Collateral Agent's Liens, all action necessary to perfect the security interests so created by the Collateral Documents will have been taken and completed (except for the requirement that continuation statements periodically
           ------
must be filed and/or recorded with respect to financing statements on file in favor of the Collateral Agent). Such security interests are of first priority.

     4.20  Hazardous Materials.
           -------------------

          (a)  Except as specifically disclosed in Schedule 4.20, the on-going
                                                   -------------
     operations of Borrowers and their Subsidiaries, and to the best of Borrowers' knowledge the ongoing operations of all current tenants, subtenants or other occupants of all or any part of the real property described on Schedule 4.8 (the "Real Property"), are conducted and comply
                  ------------
     in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $250,000 in the aggregate.

          (b)  Except as specifically disclosed in Schedule 4.20, SCI and its
                                                   -------------
     Subsidiaries have obtained all material licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental
                                                              -------------
     Permits") and necessary for their ordinary course operations, all such
     -------
     Environmental Permits are in good standing, and SCI and its Subsidiaries are in compliance with all terms and conditions of such Environmental Permits.

          (c)  Except as specifically disclosed in Schedule 4.20, SCI and its
                                                   -------------
     Subsidiaries (and to the best knowledge of Borrowers, each of the current tenants or other occupants of all or part of the Real Property) and their present Property and operations, are not subject to any existing, pending, threatened or outstanding written order, suit, claim, proceeding, investigation, order, comment, injunction, writ, award, action or proceeding from or agreement with any Governmental Agency or third party, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

          (d)  Except as specifically disclosed in Schedule 4.20, there are no
                                                   -------------
     Hazardous Materials or other conditions or circumstances existing with respect to any Property, or arising from operations of SCI or its Subsidiaries that could reasonably be expected to give rise to Environmental Claims with a potential liability of SCI and its Subsidiaries in excess of $250,000 in the aggregate for any such condition, circumstance or Property. In addition, (i) SCI and its Subsidiaries have no underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site, and (ii) SCI and its Subsidiaries have notified all of its employees of the existence of any health hazard of which Borrowers are aware arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

     4.21  Material Contracts.  As of the Closing Date, except as disclosed on
           ------------------
Schedule 4.21, SCI and its Subsidiaries are not party to any Material Contract.
- -------------
SCI and its Subsidiaries are in compliance with the terms of each Material Contract in all material respects, and have not received any notice from any party to a Material Contract asserting that SCI or its Subsidiaries are in default thereunder or purporting to rescind or terminate any Material Contract. To the best knowledge of Borrowers, each of Borrowers' counterparties to any Material Contract is in material compliance with the terms thereof and is not subject to any proceeding under any Debtor Relief Law.

     4.22  Labor Relations.  SCI and its Subsidiaries are not engaged in any
           ---------------
unfair labor practice that could have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against SCI or any of its Subsidiaries or, to the best knowledge of Borrowers, threatened against SCI or any of its Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against SCI or any of its Subsidiaries or, to the best knowledge of Borrowers, threatened against SCI or any of its Subsidiaries, and (b) no strike, labor dispute, slowdown or stoppage is pending or threatened against SCI or any of its Subsidiaries.

     4.23  Operating Leases.  As of the Closing Date, each of the obligations of
           ----------------
SCI and its Subsidiaries, and the annual payments with respect thereto, are correctly described on Schedule 4.23.
                       -------------

     4.24  Intercompany Notes.  There is no instrument, document or agreement
           ------------------
evidencing intercompany Indebtedness amongst any of SCI and its Subsidiaries other than the Intercompany Notes.
- ----- ----

                                   ARTICLE 5

                             AFFIRMATIVE COVENANTS
                             ---------------------
                          (OTHER THAN INFORMATION AND
                            REPORTING REQUIREMENTS)

          Unless Bank otherwise consents in writing, so long as any Loan remains unpaid, any Letter of Credit remains outstanding, any other Obligation remains unpaid, or any portion of the Commitments remains in force, Borrowers shall, and shall cause each of their Subsidiaries to:

     5.1  Payment of Taxes and Other Potential Liens.  Pay, collect, withhold,
          ------------------------------------------
remit and discharge, and cause each of its Subsidiaries to pay, collect, withhold, remit and discharge, promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Properties or any part thereof, upon their income or profits or any part thereof or upon any right or interest of the Creditors under any Loan Document, except that
                                                            ------
Borrowers and their Subsidiaries shall not be required to pay or cause to be paid any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings diligently pursued, so long as the relevant entity has established and maintains adequate reserves for the payment of the same and by reason of such nonpayment and contest no item or portion of the Properties of Borrowers or their Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

     5.2  Preservation of Existence.  Preserve and maintain its and its
          -------------------------
Subsidiaries' corporate existence and all authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their businesses, and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their businesses or the ownership or leasing of their properties.

     5.3  Maintenance of Properties.  Maintain, preserve and protect its
          -------------------------
respective depreciable properties in good order and condition, subject to wear and tear in the ordinary course of business, or damage or destruction from casualties which are fully covered by insurance (subject to customary deductibles and retentions), and not permit any waste of its properties, except
                                                                         ------
that the failure to maintain, preserve and protect a particular item of depreciable Property that is not of significant value, either intrinsically or to the operations of

Borrowers and their Subsidiaries shall not constitute a violation of this covenant.

     5.4  Maintenance of Insurance.  Maintain, or cause to be maintained,
          ------------------------
liability, casualty and other insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customary for similarly situated businesses, including product liability insurance, workmens
                               ---------
compensation insurance, property damage insurance, public liability insurance, business interruption insurance as may be required by Bank, within 10 days of a request, and all-risk casualty insurance with respect to all of Borrowers' and their Subsidiaries' tangible personal property. Such insurance shall be maintained, in amounts and with responsible insurance companies reasonably acceptable to Bank. The Collateral Agent shall be named as additional insured and loss payee as its interests may appear, with respect to casualty insurance on all Collateral, and Borrowers shall deliver to Bank, not less frequently than once in each calendar year, (a) an Accord Certificate (or its equivalent) evidencing that insurance of the types required by this Section and the Collateral Documents is in force and (b) a Lenders Loss Payable Endorsement on Form 438-BFU (or its equivalent) evidencing that the Collateral Agent is an additional insured and loss payee with respect to all risk casualty insurance and other insurance requested by Bank.

     5.5  Compliance With Laws.  Comply in all material respects with, or cause
          --------------------
to be complied with in all material respects, all Laws and Requirements of Laws.

     5.6  Inspection Rights.  Upon reasonable notice, at any time during regular
          -----------------
business hours and as often as requested (but not so as to materially interfere with the business of Borrowers), permit, and cause its Subsidiaries to permit, Bank or any authorized employee, agent or representative thereof, (a) to examine, audit and make copies and abstracts from the records and books of account of Borrowers and their Subsidiaries, (b) to visit and inspect the Properties of Borrowers and their Subsidiaries, (c) to discuss the affairs, finances and accounts of Borrowers and their Subsidiaries with any of their officers, key employees or accountants or with any relevant taxing authority (in the case of taxing authorities, only with the prior written consent of Borrowers (not to be unreasonably withheld), and in each case, it being agreed that Borrowers and their Subsidiaries shall promptly execute and deliver to Bank any waivers of confidentiality required to permit such discussions), and (d) to discuss the accounts of Borrowers and their Subsidiaries with customers and vendors. Upon request by Bank, Borrowers shall promptly furnish to Bank true copies of all material financial information made available to the senior management of SCI and its Subsidiaries. Audits of the books and records of SCI and its Subsidiaries and of the Collateral shall be conducted by Bank or its employees, agents or representatives not less frequently than once each per year, or more frequently if any Default or Event of Default exists, if a Material Adverse Effect exists, or if otherwise reasonably requested by Bank. Bank may, at any time, either orally or in writing, request confirmation from any account debtor, of the current amount and status of the accounts receivable upon which such account debtor is obligated to Borrowers and their Subsidiaries.

     5.7  Keeping of Records and Books of Account.  Keep adequate records and
          ---------------------------------------
books of account reflecting all financial transactions in conformity with Generally Accepted Accounting Principles, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over SCI and its Subsidiaries.

     5.8  Compliance With Agreements.  Promptly comply in all material respects
          --------------------------
with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which Borrowers or any of their Subsidiaries is a party, whether such material agreements, indentures, leases or instruments are with a Creditor or another Person, except that Borrowers and their Subsidiaries
                                   ------
need not comply with Contractual Obligations (other than the Loan Documents)
                                              ----- ----
under any such agreements, indentures, leases or instruments then being contested in good faith by appropriate proceedings diligently pursued.

     5.9  Use of Proceeds.  Use the proceeds of Loans (a) on the Closing Date,
          ---------------
to refinance the Existing Citibank Loans and to partially finance the acquisition of Phoenix Airbag in the manner contemplated by the Acquisition Agreement, and (b) on the day after the Closing Date and thereafter, for general working capital purposes not prohibited by the Loan Documents and to finance Investments permitted under Section 6.3, provided that Borrowers shall refrain
                                    ---  -------- ----
from using the proceeds of financing provided hereunder (A) to knowingly purchase "Ineligible Securities" (as defined below) from a "Section 20 Subsidiary" (as defined below) during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (B) to knowing purchase during the underwriting or placement period therefor any Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (C) to make payment of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of Borrowers or any Affiliate of Borrowers.

As used in this Section "Section 20 Subsidiary" means any Subsidiary of a bank
                         ---------------------
holding company controlling Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in Ineligible Securities.

"Ineligible Securities" means securities which may not be underwritten or dealt
- ----------------------
in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933, as amended.

     5.10  Hazardous Materials Laws.
           ------------------------

          (a) Conduct its operations and keep and maintain its Property in material compliance with all Environmental Laws.

          (b) Notify Bank in writing upon, but in no event later than 10 days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against Borrowers, their Subsidiaries or any of their Properties pursuant to any applicable Environmental Laws, (ii) all other material Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the Property of Borrowers or their Subsidiaries that could reasonably be anticipated to cause such Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Property under any Environmental Laws.

          (c) Upon the written request of Bank submit, at Borrowers' sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to
     Section 5.10(b), that could, individually or in the aggregate, result in
             -------
     liability in excess of $250,000.

     5.11  Further Assurances.
           ------------------

          (a) Borrowers shall ensure that all written information, exhibits and reports furnished to any Creditor (whether by Borrowers or their Affiliates) do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances existing as of the date when made, and will promptly disclose to Bank and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

          (b) Promptly upon request by Bank, Borrowers shall (and shall cause their Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as Bank may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents, all of the Properties of Borrowers and its Subsidiaries, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Creditors the rights granted or now or hereafter intended to be granted to the Creditors under any Loan Document.

               (c) In the event that Borrowers or any of their Domestic Subsidiaries hereafter acquire any patents, trademarks, copyrights or other intellectual property, they shall promptly execute and deliver collateral assignments thereof to Bank, in form and substance acceptable to Bank, granting a first Lien to the Collateral Agent therein.

     5.12  Deposit Accounts, Collection Accounts and the Concentration Account.
           -------------------------------------------------------------------
Subject to Section 6.22:
                   ----

               (a) Cause all account debtors with respect to accounts owed to Borrowers and their Domestic Subsidiaries to remit their payments to a Lockbox. All amounts remitted to each Lockbox shall be credited to the Collection Account after allowing for the number of clearance days specified by the agreements establishing the Lockbox;

               (b) Cause all collections, whether in cash or otherwise, to be deposited by Borrowers and their Domestic Subsidiaries as and when received in kind (except for any endorsement necessary to vest title to any instrument in the Collateral Agent) into the Collection Account;

               (c) unless otherwise agreed by Bank, from and after the date which is thirty days following the Closing Date, maintain all of their material deposit account relationships with Bank of America, and cause the granting of perfected first priority liens in all depositary accounts maintained by Borrowers and their Subsidiaries to the Collateral Agent pursuant to documents acceptable to Bank.

Subject to Section 11.9, Borrowers hereby irrevocably instruct Bank to cause the
                   ----
net collected balance of each Collection Account to be deposited to the Concentration Account on each Banking Day.

     5.13  Holding Companies.  Cause each of Borrowers' Investments in their
           -----------------
Foreign Subsidiaries to be made and maintained through a United States domestic corporation (with a separate such corporation for each nation in which Borrowers conduct business through Foreign Subsidiaries). Each such corporation shall be a "Holding Company" as defined herein. Borrowers shall cause each Holding
   ---------------
Company to refrain from directly owning any operating assets or other Property, other than the capital stock of, other equity securities of, and Indebtedness
- -----
owed to it by its direct Foreign Subsidiary.

     5.14  New Subsidiaries.  (a) Cause each Domestic Subsidiary hereafter
           ----------------
formed by SCI or its Subsidiaries to execute and deliver to the Collateral Agent an instrument of joinder of the Guaranty and the Subsidiary Security Agreement,
(b) cause 100% of the capital stock or other equity interests of each Domestic Subsidiary to be pledged to Collateral Agent, and (c) cause 100% of the capital stock or other equity interests of each Foreign Subsidiary to be pledged to the Collateral Agent (provided that it is understood that the Lien of the Collateral
                  --------
Agent in 35% of such capital stock or other equity interests shall not secure
                                                                   ---
the Loans, Letters of Credit and Approved Swap Agreement hereunder, but only the U.K. Facilities and the German Overdraft Facility).

     5.15  Military Export Licenses.  Promptly obtain properly validated export
           ------------------------
licenses for all weapons, weapons components and other military hardware exported by SCI and its Subsidiaries.

                                   ARTICLE 6
                              NEGATIVE COVENANTS
                              ------------------

          Unless Bank otherwise consents in writing, so long as any Loan remains unpaid, any Letter of Credit remains outstanding, any other Obligation remains unpaid, or any portion of the Commitments remains in force, Borrowers shall not, and shall not permit any of their Subsidiaries to:

     6.1  Disposition of Property.  Sell, assign, exchange, transfer, lease or
          -----------------------
otherwise dispose of (or contract to do the same), any of its Properties, whether now owned or hereafter acquired, and whether to an Affiliate or otherwise, except:
           ------

          (a)  the sale of inventory in the ordinary course of business;

          (b) sale and leaseback transactions with respect to Property involving the sale thereof for not less than the fair market value of that Property pursuant to refinancings of that Property which are permitted by
     Section 6.8(g);
     ------

          (c) transfers of Property having a net book value which is not in an aggregate annual amount in excess of $100,000 during SCI's Fiscal Years 1997 and 1998 or $250,000 during SCI's Fiscal Years 1999 and 2000 from SCI and any of its Subsidiaries to any of SCI or its Subsidiaries; and

          (d) Dispositions of equipment to Persons which are not Affiliates of Borrowers in an amount which does not exceed $500,000 in the aggregate during any Fiscal Year.

     6.2  Mergers.  Merge, consolidate or amalgamate with or into or undertake a
          -------
statutory share exchange or other business combination with any Person, other than the merger of Co. KG with Phoenix Airbag (with Co. KG the survivor) in the manner provided for in the Acquisition Agreement.

     6.3  Acquisitions and Investments.  Make any Acquisition or enter into any
          ----------------------------
agreement to make any Acquisition; or make any Investments except Investments
                                                           ------
disclosed on Schedule 6.3 and except for:
             ------------     ------

               (a) Investments consisting of trade accounts payable and accounts receivable with Foreign Subsidiaries (but not additional Investments of Indebtedness for borrowed money or equity in Foreign Subsidiaries;

               (b)  Investments in cash and Cash Equivalents;

               (c) Investments consisting of loans made after the Closing Date to bona fide officers, employees and directors of Borrower and its
        ---- ----
     Subsidiaries in an aggregate outstanding principal amount not to exceed $100,000 at any time;

               (d) the Acquisition of Phoenix Airbag through Co. KG in accordance with the Acquisition Agreement;

               (e) other Acquisitions and Investments in an amount not to exceed $1,000,000 in the aggregate during the term of this Agreement (provided that this clause (c) shall not be deemed to expand the scope of the Dispositions permitted by Section 6.1(c));
                                           ------

               (f) Investments made by (i) SCI and its Subsidiaries in Czech which are not in excess of $5,500,000 to be used for Capital Expenditures at Czech, and (ii) in addition thereto, SCI or any of its Subsidiaries in Foreign Subsidiaries for working capital and Capital Expenditure needs of such Foreign Subsidiaries, provided that (A) no Foreign Subsidiary may have
                                --------
     Indebtedness to SCI or Subsidiaries of SCI under this clause (ii) which is in an aggregate amount which exceeds $1,000,000 at any time, and (B) that all Indebtedness contemplated by this clause (f) shall be evidenced by an Intercompany Note or another promissory note acceptable to Bank which is pledged to the Collateral Agent; and

               (g) Investments by Borrowers or any of the Domestic Subsidiaries in other Borrowers or Domestic Subsidiaries, provided that all Indebtedness
                                                  --------
     contemplated by this clause (g) shall be evidenced by an Intercompany Note or another promissory note acceptable to Bank which is pledged to the Collateral Agent.

     6.4  Distributions.  Make any Distribution, whether from capital, income or
          -------------
otherwise, and whether in cash or other Property, except:

               (a) any Subsidiary of SCI may make Distributions to SCI or, to the extent that the same are immediately distributed to SCI in Cash or used to repay the Loans, to any other Subsidiary of SCI;

               (b) SCI may make Distributions consisting of its own capital stock or warrants, options or other rights to acquire shares of its capital stock; and

               (c) Distributions made during SCI's Fiscal Year 1998 and thereafter, when no Default or Event of Default exists, to repurchase stock of SCI in an amount which is not greater than the lesser of $500,000 per
                                                       ------
     Fiscal Year or 25% of the amount of Excess Cash Flow during the immediately preceding Fiscal Year.
     6.5  ERISA.
          -----

               (a) At any time, maintain, or be or become obligated to contribute on behalf of its employees to, or permit any of its ERISA Affiliates to maintain or become obligated to so contribute to, any "employee pension benefit plan" that is subject to Title IV of ERISA other
                                                                          -----
     than those Pension Plans disclosed in Schedule 4.14, and Multiemployer
     ----                                  -------------
     Plans to which Borrowers or any of their ERISA Affiliates becomes obligated to contribute pursuant to the terms of a collective bargaining agreement.

               (b)  At any time, permit any Pension Plan dis closed in Schedule
                                                                       --------
     4.14 to:
     ----

                    (i) engage in any non-exempt "prohibited transaction," as such term is defined in Section 4975 of the Code;

                   (ii) incur any material "accumulated fund ing deficiency," as that term is defined in Sec tion 302 of ERISA; or

                  (iii) suffer a Termination Event to occur which may reasonably be expected to result in material liability of Borrowers or any of their ERISA Affiliates to the Pension Plan or to the PBGC or the imposition of a Lien on the Property of or Borrowers or any of their ERISA Affiliates pursuant to Section 4068 of ERISA.

               (c) Fail, upon a Responsible Official of any Borrower becoming aware thereof, promptly to notify Bank of the occurrence of any "reportable event" (as defined in Section 4043 of ERISA) or of any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) with respect to any Pension Plan described in Schedule 4.14 or any trust created
                                              -------------
     thereunder.

               (d)  At any time, permit any Pension Plan described in Schedule
                                                                      --------
     4.14 to fail to comply with ERISA or other applicable Laws in any respect
     ----
     that could result in
     a significant liability to Borrowers or any of their ERISA Affiliates.

          6.6  Change in Name; Nature of Business.  Change the legal name of SCI
               ----------------------------------
or any of its Subsidiaries without thirty days prior written notice to Bank (and then only when all steps requested by Bank to maintain the perfection and priority of Bank's Liens under the Loan Documents have been taken at the expense of Borrowers) or make any material change in the nature of the business of SCI and its Subsidiaries as at present conducted, including the entry into new lines of business not reasonably related to their existing businesses as of the Closing Date.

          6.7  Indebtedness and Contingent Obligations.  Create, incur, assume
               ---------------------------------------
or suffer to exist any Indebtedness or Contingent Obligation except:
                                                             ------

               (a) Existing Indebtedness and Contingent Obligations disclosed on Schedule 6.7;
   ------------

               (b) Indebtedness and Contingent Obligations in favor of the Creditors under the Loan Documents;

               (c) Indebtedness and Contingent Obligations consisting of the Approved Swap Agreement;

               (d) purchase money Indebtedness and other Indebtedness used to finance fixed assets incurred within six months following the date of acquisition of such fixed assets (and related unsecured guarantees thereof by SCI), provided that (i) no item of such Indebtedness shall exceed the
              --------
     purchase price of the Property which is the subject of the related transaction, and (ii) the amount of such Indebtedness incurred in each of the periods set forth below shall not exceed, in the aggregate, the amount set forth opposite each such period:

               Period                             Amount
               ------                             ------
          Closing Date though
          March 31, 1997                          $ 3,500,000

          Fiscal Year 1998                        $ 3,000,000

          Fiscal Year 1999                        $ 2,000,000

          Fiscal Year 2000                        $ 2,000,000

               (e) (i) additional Indebtedness used to finance fixed assets acquired by Systems, Galion or ASCI prior to the Closing Date in an aggregate amount which does not exceed $1,000,000 at any time, and (ii) additional Indebtedness used to finance fixed assets acquired by ASCL prior to the Closing Date in an amount not to exceed the lesser of the amount necessary to refinance the U.K. Term Loan or $1,500,000, in the aggregate, provided that (A) in each case the amount
                                      --------
     of such Indebtedness shall not exceed the fair market value of the fixed assets so financed and (B) the proceeds of such Indebtedness are concurrently used to repay the Obligations evidenced by the Line B Note in accordance with Section 3.1(d)(vi);
                             ----------

               (f) additional Indebtedness used to finance real property and related equipment located in the Czech Republic and owned by Czech under terms and conditions acceptable to Bank, including Bank's satisfaction with assurances that there will be no material tax liability to SCI or any of its Subsidiaries from the incurrence of such Indebtedness;

               (g) until the date which is 60 days following the Closing Date, Indebtedness of ASCL under the Midland Facilities and the related unsecured guaranty of SCI of the Midland Facilities, but not any extensions or renewals thereof;

               (h)  the U.K Facilities and the German Overdraft Facility;

               (i) Contingent Obligations consisting of the guarantee by SCI of the obligations to Phoenix in respect of Additional Purchase Price payable pursuant to Section 15 of the Acquisition Agreement; and

               (j) Indebtedness of SCI or its Subsidiaries to one another which constitutes an Investment permitted by Section 6.3.
                                                    ---

     6.8  Liens; Negative Pledges; Sales and Leasebacks.  Create, incur, assume
          ---------------------------------------------
or suffer to exist, any Lien or Right of Others of any nature upon or with respect to any of its or their respective Property, whether now owned or hereafter acquired; or suffer to exist any Negative Pledge with respect to any of their respective Property; or engage in any sale and leaseback transaction with respect to any of their respective Property; except:
                                                  ------

               (a)  Permitted Encumbrances;

               (b) Liens and negative pledges in favor of the Collateral Agent under the Loan Documents;

               (c)  Existing Liens disclosed in Schedule 6.8; provided that the
                                                ------------  --------
     obligations secured thereby are not increased;

               (d)  Liens securing Indebtedness permitted under Section 6.7(d),
                                                                        ------
     other Liens securing Indebtedness permitted under Sections 6.7(e) and
                                                                ------
     6.7(f);
     ------

               (e) Liens and Negative Pledges in favor of the Collateral Agent for the benefit of BofA London to secure the U.K. Facilities and for the benefit of BofA Frankfurt to secure the German Overdraft Facility, in each case to the extent granted on the Closing Date or subsequently approved by Bank in writing;

               (f) Until the date which is 60 days following the Closing Date, Liens and Negative Pledges on the Property of ASCL associated with the Midland Facilities; and

               (g) Sale leaseback transactions with respect to Property which are completed within six months of the acquisition of such Property involving the sale of that Property by SCI and its Subsidiaries and the retention thereof pursuant to operating leases (but not Capital Leases) and associated Liens.

     6.9  Transactions with Affiliates.  Enter into any transaction in each case
          ----------------------------
of any kind with any officer or Affiliate of Borrowers, or any Person that owns or holds 5% or more of the outstanding common stock of SCI, other than (a) loans
                                                            ----- ----
to officers, directors and employees permitted by Section 6.4(b); (b)
                                                          ------
transactions involving the purchase of goods and services on terms at least as favorable to SCI and its Domestic Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power; (c) issuance of permanent common equity to any Person for Cash and other Property; and (d) Investments in Subsidiaries permitted by Section 6.3.
                                                         ---

     6.10  Capital Expenditures.  Make or incur obligations for Capital
           --------------------
Expenditures during any Fiscal Year in excess of the amounts set forth opposite that Fiscal Year below:

     Fiscal Year Ending                                        Amount
     ------------------                                        ------
          March 1997                                        $12,000,000

          March 1998                                         $4,000,000

          March 1999 and each
          subsequent Fiscal Year                             $3,000,000;

provided however that (a) during the Fiscal Year ended March 31, 1998, SCI and
- -------- -------
its Subsidiaries shall not make any Capital Expenditure or incur obligations for any such Capital Expenditures in excess of $2,000,000 (and then only to the extent of any remaining Designated Cash Amount) unless Excess Cash Flow for the Fiscal Year ending March 31, 1997 is in excess of $1, and (b) the amount of Capital Expenditures otherwise permitted to be made by SCI and its Subsidiaries during each Fiscal Year shall be increased by the amount of Capital Expenditures permitted during the prior Fiscal Year but not expended, provided that the
                                                         --------
amount of such increase shall not exceed $4,000,000 for SCI's Fiscal Year 1998 and $1,000,000 for each other Fiscal Year.

     6.11  Minimum Fixed Charge Coverage Ratio.  Permit the Fixed Charge
           -----------------------------------
Coverage Ratio as of the last day of any calendar month (or, if the Conversion Conditions have been met, as of the last day of any Fiscal Quarter) ending during a period set forth below to be less than the ratio set forth below opposite that period:

     Period                                       Ratio
     ------                                       -----
     October 31, 1996 through
     February 28, 1997                            1.20:1.00

     March 31, 1997                               1.65:1.00

     April 30, 1997 through
     February 28, 1998                            1.20:1.00

     March 31, 1998 through
     February 28, 1999                            1.25:1.00

     March 31, 1999 and thereafter                1.30:1.00;

provided that (a) in calculating the Fixed Charge Coverage Ratio as of March 31,
- --------
1997, the numerator of the Fixed Charge Coverage Ratio shall be increased by that portion of the Designated Cash Amount (not to exceed in any period the amount of Capital Expenditures during that period not financed using purchase money Indebtedness) which is necessary to assure compliance with this covenant (and the Designated Cash Amount shall be correspondingly reduced; any remaining amount being referred to as the "Rollover Amount"), and (b) in calculating the
                                 ---------------
Fixed Charge Coverage Ratio as of any date of determination in Borrower's Fiscal Year 1998, Capital Expenditures shall only be included in such calculation to the extent that they exceed the Rollover Amount.

     6.12  Maximum Leverage Ratio.  Permit the Leverage Ratio as of the last day
           ----------------------
of any calendar month ending during a period set forth below (or, if the Conversion Conditions have been met, as of the last day of any Fiscal Quarter ending during a period set forth below) to exceed:


     Period                                  Ratio
     ------                                  -----
     Closing Date through
     February 28, 1998                       2.00:1.00

     March 31, 1998 through
     February 28, 1999                       1.50:1.00

     March 31, 1999 and thereafter           1.00:1.00

     6.13  Minimum Liquidity Ratio.  Permit the Liquidity Ratio as of the last
           -----------------------
day of any calendar month ending on or after March 31, 1997 (or, if the Conversion Conditions have been met, as of the last day of any Fiscal Quarter ending on or after that date) to be less than 0.85:1.00.

     6.14  Minimum Tangible Net Worth.  Permit Tangible Net Worth to be less
           --------------------------
than $20,000,000 as of the Closing Date and permit Tangible Net Worth, as of the last day of any Fiscal Quarter, to be less than Tangible Net Worth as of the Closing Date minus $500,000, plus 90% of Net Income for each Fiscal Quarter
             -----           ----
which has then ended since the Closing Date (without reduction for any net loss incurred in any such Fiscal Quarter), minus any increase to goodwill which
                                      -----
results from the Additional Purchase Price accrued or paid under the Acquisition Agreement during that period, minus any amount expended under Section 6.4(c).
                              -----                                   ------

     6.15  Leases.  Incur aggregate annual obligations in respect of operating
           ------
leases which are, in any Fiscal Year, in an amount which is in excess of that set forth below opposite that Fiscal Year:

          Fiscal Year                        Amount
          -----------                        ------
             1997                            $1,300,000
             1998                            $1,400,000
             1999                            $1,500,000
             2000                            $1,600,000

     6.16  Change of Location.  Change the place of its chief executive offices
           ------------------
or principal place of business unless Bank has been notified in writing at least 30 days prior to such change.

     6.17  Collection of Accounts.  Unless Bank otherwise consents in writing,
           ----------------------
collect any account directly from the related account debtor or, in the event that any remittance is received by Borrowers or their Domestic Subsidiaries with respect to any account, fail to immediately remit such remittance in kind to the Collection Account as required by Section 5.12. Borrowers agree that pending
                                          ----
such remittance in the same form received (but with any necessary endorsements to make any such remittance payable to the Collateral Agent), Borrowers shall hold any remittances received in trust for the benefit of the Collateral Agent.

     6.18  Use of Hazardous Materials.  Except as specifically disclosed in
           --------------------------
Schedule 4.20, Borrowers and their Subsidiaries will not use, generate,
- -------------
manufacture, treat, store, allow to remain or dispose of on, under, or about its real property or transport to or from such real property any Hazardous Materials without prior written consent from Bank.

     6.19  Amendment to Certain Agreements.  Amend, alter, supplement or modify
           -------------------------------
the Acquisition Agreement or waive or fail to enforce their respective rights thereunder in any manner which is materially adverse to the interests of Bank. Borrowers shall provide not less than 10 days prior written notice to Bank of any proposed written amendment to any of the instruments, documents and agreements referred to in this Section.

     6.20  Location of Assets; Deposit Accounts.  (a) Open or maintain any
           ------------------------------------
checking, savings, investment or other deposit account which is not described on
Schedule 6.20A without ten days prior written notice to the Bank (and Borrower
- --------------
shall concurrently provide for a first priority perfected Lien in such account and other rights similar to those contained with respect to other blocked accounts maintained by Borrower), (b) maintain or store any inventory, equipment or other tangible personal property at any location which is not described on Schedule 6.20B without prior written notice to Bank, or change the
             --------------
chief executive offices of any Borrower or Domestic Subsidiary to a place other than 3190 Pullman Street, Costa Mesa, California 92626.

     6.21  Locations of Property.  Permit Property which is owned by SCI and its
           ---------------------
Subsidiaries which has a fair market value in excess of $1,000,000, in the aggregate to be situated at locations which are not disclosed on Schedule 1.1,
                                                                 ------------
or transfer any Property to any location not so disclosed when any Default or Event of Default has occurred and remains continuing.

     6.22  Post Closing Items.  Fail following the Closing Date, to:
           ------------------

               (a) Within 60 days following the Closing Date, to terminate the Midland Facilities and all Liens and Contingent Obligations associated therewith and enter into the U.K. Facilities with BofA London pursuant to documentation between ASCL and BofA London (which documentation shall be solely acceptable to Bank);

               (b) Within 60 days following the Closing Date, to enter in to the German Overdraft Facilities with BofA Frankfurt pursuant to documentation between Co. KG and BofA Frankfurt (which documentation shall be solely acceptable to Bank);

               (c) Within 30 days following the Closing Date, to enter into Lockbox Agreements in form and substance acceptable to Bank, and within 90 days of the Closing Date to cause each of its account debtors to make their remittances to the related Lockboxes;

               (d) Within 60 days following the Closing Date cause Co. KG to execute a lockbox agreement in form and substance acceptable to BofA Frankfurt with BofA Frankfurt (or another institution acceptable to Bank), and within 90 days of the Closing Date to cause each of its account debtors to make their remittances to the related Lockboxes; and

               (e) Within 30 days following the Closing Date, to enter into the Approved Swap Agreement.

                                   ARTICLE 7
                    INFORMATION AND REPORTING REQUIREMENTS
                    --------------------------------------

     7.1  Financial and Business Information.  So long as any Loan remains
          ----------------------------------
unpaid, any Letter of Credit remains outstanding, any other Obligation remains unpaid, or any portion of the Commitments remain in force, Borrowers shall, unless Bank otherwise consents in writing, deliver to Bank, at their sole expense:

               (a) As soon as practicable, and in any event within 30 days after the end of each calendar month, or 50 days in the case of each calendar month which is coterminous with a Fiscal Quarter (or, if the Conversion Conditions are then satisfied, within the same period following the end of each Fiscal Quarter) including the last month or Fiscal Quarter in each year, (i) the consolidated, consolidating and divisional balance sheets of SCI and its Subsidiaries as at the end of such fiscal period,
     (ii) consolidated, consolidating and divisional statements of income and retained earnings and statement of cash flows of SCI and its Subsidiaries (showing results for that fiscal period and for the portion of the Fiscal Year then ended), and (iii) a comparison of such financial statements with the applicable Projections (on a monthly basis) and with the financial results as of the end of the same fiscal period during the immediately preceding Fiscal Year (on a quarterly basis), all in reasonable detail. Such financial statements shall be certified by a Senior Officer of Borrowers as fairly presenting the financial condition, results of operations and changes in financial position of SCI and its Subsidiaries, and shall be prepared and presented in accordance with Generally Accepted Accounting Principles (other than any requirement for footnote disclosures
                            ----- ----
     and except that such financial statements are prepared on an unconsolidated
         ------
     basis), consistently applied, as at such date and for such periods, subject only to normal and non-material year-end accruals and audit adjustments.
     In the case of divisional results, such financial statements shall indicate financial results for the Automotive U.S., Automotive Europe, Phoenix and Defense divisions;

               (b) As soon as practicable, and in any event within 105 days after the end of each Fiscal Year, (i) the audited consolidated and internally prepared consolidating balance sheets, income statement and cash flows statement of SCI and its Subsidiaries as at the end of such Fiscal Year, (ii) the audited consolidated statement of retained earnings of SCI and its Subsidiaries as at the end of such

     Fiscal Year, (iii) a comparison of such financial statements with the financial results as of the end of the immediately preceding Fiscal Year and with the applicable Projections, and (iv) a report prepared by Borrowers' certified public accountants calculating compliance with each of the covenants set forth in Sections 6.10 through 6.14 for the fiscal period
                                         ----         ----
     ending concurrently with that Fiscal Year and calculating Excess Cash Flow for that Fiscal Year, all in reasonable detail. Such financial statements shall be prepared and presented in accordance with Generally Accepted Accounting Principles, consistently applied, and shall be accompanied by a report and opinion of independent public accountants of recognized standing selected by Borrowers and reasonably satisfactory to Bank, and a Report to the Audit Committee prepared by such accountants (and, if recommended or contemplated by such report, a management letter prepared by such accountants), which report and opinion shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception which Bank reasonably determines is unacceptable;

               (c) As soon as practicable, and in any event within 30 days after the end of each month, a Borrowing Base Certificate as of the last day of the immediately preceding calendar month;

               (d) Within 10 days following any request by Bank, reports regarding the accounts receivable, inventory and accounts payable of SCI and its Subsidiaries, including separate segregated agings of the foreign and domestic accounts receivable of (i) SCI and its Domestic Subsidiaries,
     (ii) ASCL, (iii) Co. KG, (iv) Galion (including a breakdown by government and commercial receivables at Galion), and (v) Systems, in each case as of the last day of the immediately preceding calendar month, in each case detailing such information by corporate entity and by division and otherwise in form and detail satisfactory to Bank;

               (e) As soon as practicable, and in any event no later than 30 days prior to the commencement of each Fiscal Year, Projections by calendar month for that Fiscal Year and by Fiscal Year for each of the following Fiscal Years through the Maturity Date, all in form and detail reasonably satisfactory to Bank, prepared and presented in accordance with Generally Accepted Accounting Principles, consistently applied;

               (f) Promptly after the same are available, copies of any detailed audit reports, management letters or recommendations submitted to Borrowers or any of their Subsidiaries by independent accountants in connection with the accounts or books of Borrowers or any of their Subsidiaries, or any audit of any of them;

               (g) Promptly after the same are filed (but in any event within 105 days from the last day of the Fiscal Year for the 10-K and 50 days of each Fiscal Quarter for the 10-Q), copies of each annual report, proxy or financial statement or other report or communication sent to the shareholders of SCI and its Subsidiaries, and copies of all annual, regular, periodic and special reports and registration statements which SCI or its Subsidiaries may file or be required to file under Sections 13 or 15(d) of the Securities Exchange Act of 1934;

               (h) Promptly after request by Bank, copies of any other specific report or other document that was filed by SCI or any of its Subsidiaries with any Governmental Agency;

               (i) Promptly upon a Responsible Official of Borrowers becoming aware, and in any event within ten Banking Days after becoming aware, of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA) or (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with any Pension Plan or any trust created thereunder, written notice specifying the nature thereof and specifying what action Borrowers or their Subsidiaries is taking or propose to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

               (j) As soon as practicable, and in any event within five Banking Days after a Responsible Official of Borrowers becomes aware of the existence of any condition or event which constitutes a Default, written notice specifying the nature and period of existence thereof and specifying what action Borrowers or their Subsidiaries are taking or propose to take with respect thereto;

               (k) Promptly upon a Responsible Official of Borrowers becoming aware that (i) any Person commenced a legal proceeding with respect to a claim against Borrowers or any of their Subsidiaries that is stated to be $500,000 or more in excess of the amount thereof that is believed by such Responsible Official to be fully covered by insurance (subject to customary deductibles and retentions), (ii) any creditor or lessor under a written credit agreement or material lease has asserted a default thereunder on the part of Borrowers or any of their Subsidiaries, and, in the case of a lease, such default has not been cured or rescinded within any applicable cure period under the lease or applicable Laws, (iii) any Person commenced a legal proceeding with respect to a claim against Borrowers or any of their Subsidiaries under a contract which relates to Property or revenues in excess of $500,000, or (iv) any other event or circumstance occurs or exists that would constitute a Material Adverse Effect, in each case a written notice describing the pertinent facts relating thereto and what action Borrowers or their Subsidiaries are taking or propose to take with respect thereto;

               (l) Promptly following the establishment thereof, provide notice to Bank of each depositary account maintained by Borrowers or any of their Domestic Subsidiaries;

               (m) Promptly following the issuance thereof, provide notice to Bank of each patent or trademark issued to Borrowers or any of their Domestic Subsidiaries;

               (n) as soon as practicable and in any event within 30 days after the end of each calendar month, a Compliance Certificate signed by a Senior Officer of Borrowers;

               (o) Promptly and in any event within 90 days following the Closing Date, an audited opening balance sheet of Phoenix Airbag prepared by Price Waterhouse, BDO Siedman or other accountants acceptable to Bank;

               (p) Not later than 30 days following the last day of each Fiscal Quarter, an updated listing of existing sales contracts at Galion and Systems (or other non-automotive sales contracts) and a bid proposal "pipeline statement" for Galion and Systems;

               (q) Within 90 days following the Closing Date, and annually thereafter, an environmental plan which outlines proposed testing and remediation plans and related estimated costs with respect to the Galion manufacturing facility;

               (r) promptly following their receipt, copies of properly validated export license for all weapons, weapons components, and other military hardware exported by SCI and its Subsidiaries;

               (s) within 60 days following the Closing Date, audited financial statements of Parent for its fiscal year ended March 31, 1996, and, within 90 days of the last day of each subsequent fiscal year of Parent, its audited annual financial statements; and

               (t) Such other data and information as Bank may from time to time request.

No Creditor party shall be obligated to return any schedules, invoices, statements, budgets, forecasts, reports or other papers delivered by any Party pursuant to this Section or any other Loan Document. The Creditors may each destroy or otherwise dispose of any such schedules, invoices, statements, budgets, forecasts, reports or other papers at such time as they deem appropriate in their discretion.

     7.2  Inventory and Accounts Receivable.  Until the Collateral Agent
          ---------------------------------
exercises its rights pursuant to the Collateral Documents to collect accounts receivable of Borrowers and their Domestic Subsidiaries directly from account debtors, Borrowers and such Subsidiaries may continue their present policies for returned merchandise and adjustments. Credit adjustments with respect to returned merchandise shall be made immediately upon receipt of the merchandise by Borrowers and their Subsidiaries or upon such other disposition of the merchandise by the debtor in accordance with Borrowers' instructions.

                                   ARTICLE 8
                                  CONDITIONS
                                  ----------

     8.1  Conditions to the Initial Loans and Letters of Credit.  The obligation
          -----------------------------------------------------
of Bank to make the initial Loans and to issue the initial Letters of Credit is subject to the following conditions precedent:

               (a) Bank shall have received all of the following, each of which shall be originals unless otherwise specified or, where applicable, the context otherwise requires, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance reasonably satisfactory to Bank and its legal counsel:

                    (1)  executed counterparts of this Agreement;

                    (2)  The Line A Note;

                    (3)  The Line B Note;

                    (4) the Guaranty executed by each Domestic Subsidiary with respect to the Obligations and all future obligations of SCI and its Subsidiaries (including without limitation the U.K. Facilities and the German Overdraft Facility);

                    (5) a guaranty executed by Borrowers with respect to all future obligations of SCI and its Subsidiaries (including without limitation the U.K. Facilities and the German Overdraft Facility);

                    (6) the Security Agreement and the Subsidiary Security Agreement executed by Borrowers and their Domestic Subsidiaries, together with sufficient copies of financing statements on Form UCC-1 for filing in every United States jurisdiction in which Borrowers and their Domestic Subsidiaries own Property;

                    (7) the Pledge Agreement executed by SCI, together with (i) the stock certificates described therein; and (ii) separate stock powers signed in blank in relation to such certificates;

                    (8) Second Tier Pledge Agreements executed by ASCI, Holdings Germany and each Domestic

          Subsidiary of Borrowers which owns any Subsidiaries, together with (i) the stock certificates referred to therein, (ii) the German Note and the Czech Note, endorsed in blank; (iii) separate stock powers signed in blank in relation to such certificates; and (iv) any instruments, documents or agreements reasonably requested by Bank in relation thereto;

                    (9) the Intercompany Notes, executed by each Foreign Subsidiary and endorsed in blank by the payees thereof;

                    (10) the Life Insurance Assignment executed by SCI;

                    (11) with respect to Borrowers and their Subsidiaries such documentation as Bank may reason ably require to establish the due organization, valid existence and good standing of Borrowers and their Subsidiaries, its qualification to engage in business in each jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a Party, and the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including, without limitation, certified copies of articles of
                  ---------
          incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, Certificates of Responsible Officials, and the like;

                    (12) the Opinions;

                    (13) a Solvency Certificate executed by the Chief Financial Officers of Galion and Systems with attached pro forma balance sheets and consolidating projections for those companies;

                    (14) evidence satisfactory to the Bank as Collateral Agent that the Liens and security interest of the Collateral Agent in the Collateral have been perfected and are of first priority (except for
                                                                    ------
          Permitted Encumbrances and Liens referred to on Schedule 6.8);
                                                          ------------

                    (15) a landlord consent with respect to the Otay Mesa, California warehouse maintained by ASCI;

                    (16) a Borrowing Base Certificate as of June 30, 1996;

                    (17) evidence of the insurance policies required by Section

          5.4, together with such endorsements as are necessary (Form BFU-438
          ---
          or an equivalent acceptable to the Bank as Collateral Agent) to show the Collateral Agent as loss payee thereunder to the extent required by Section 5.4;
                     ---

                    (18) a Certificate signed by a Senior Officer of Borrowers certifying that the conditions specified in Sections 8.1(d), 8.1(e),
                                                               ------  ------
          8.1(g) 8.1(h), and 8.1(i) have been satisfied;
          ------ ------      ------

                    (19) a Certificate of the Chief Financial Officer of Borrowers attaching the Projections;

                    (20) a Certificate of the Chief Financial Officer of Borrowers attaching copies of each of the instruments, documents and agreements evidencing the Midland Facilities;

                    (21) a Certificate of Borrowers attaching true and complete copies of the Acquisition Agreement;

                    (22) a Request for Loan (and, if applicable a Request for Letter of Credit);

                    (23) copies of properly validated export licenses for all weapons, weapons components and other military hardware exported by SCI and its Subsidiaries; and

                    (24) such other assurances, certificates, documents, consents or opinions as Bank may require;

               (b)  The fees payable pursuant to Sections 3.2 and 3.4 and any
                                                          ---     ---
     amounts payable pursuant to clause (a) of Section 11.3 shall be paid
                                                       ----
     concurrently;

               (c) Giving effect to all of the transactions which occur on the Closing Date, no Loans shall be outstanding under the Line A Commitment;

               (d) The transactions contemplated by the Acquisition Agreement shall each be in a position to close concurrently with the making of the initial Loans in compliance with all applicable Laws;

               (e) ASCI shall have formed Holding Companies for each of its existing Foreign Subsidiaries and shall have contributed its Investments in such Foreign Subsidiaries to the relevant Holding Company;

               (f) Bank shall have reviewed and found satisfactory each of the following:

                    (1) any revisions to the Projections delivered to Bank after July 24, 1996;

                    (2) consolidated monthly projections for SCI and its Subsidiaries for the Fiscal Year ending March 31, 1997;

                    (3) a final sources and uses statement for the transactions contemplated by this Agreement and the Acquisition Agreement.

                    (4) the pro forma opening balance sheet of SCI and its Subsidiaries (giving effect to the acquisition of Phoenix Airbag), including detail on affiliate accounts;

                    (5) the terms and conditions of any Material Contracts to which Galion is a party;

                    (6) any intercompany agreements between SCI and its Subsidiaries on the one hand and any other Affiliate of Borrower on the other hand;

                    (7) the terms and conditions of the Acquisition Agreement and each of the instruments, documents and agreements executed in connection therewith;

               (g) SCI, ASCI, Galion and Systems shall have terminated or shall concurrently terminate their existing credit facilities with Citicorp USA, Inc., and all Liens securing those facilities and related Contingent Obligations shall be concurrently released;

               (h)  The representations and warranties of Borrowers contained in

     Article 4 shall be true and correct; and
     ---------

               (i) Borrowers and their Subsidiaries shall be in compliance with all the terms and provisions of the Loan Documents, no Default or Event of Default shall have occurred and be continuing, no event shall have occurred since March 31, 1996 which constitutes a Material Adverse

     Effect, and Bank shall not have received any materially adverse information not known or disclosed to the Bank with respect to SCI, its Subsidiaries or Phoenix Airbag.

          8.2  Any Increasing Loan.  The obligation of Bank to make any Loan
               -------------------
which would increase the principal amount outstanding under the Notes, and the obligation of Bank to issue any Letter of Credit, is subject to the following conditions precedent:

               (a)  except as disclosed by Borrowers and approved in writing by
                    ------
     Bank, the representations and warranties contained in Article 4 (other than
                                                           ---------  ----- ----
     Sections 4.5, 4.6 (first sentence), 4.7, 4.11 and 4.18) shall be true and
              ---  ---                   ---  ----     ----
     correct on and as of the date of the Loan or Letter of Credit as though made on that date (except for any such representations or warranties which specifically relate to the Closing Date, each of which shall be true and correct as of the Closing Date);

               (b)  other than matters described in Schedule 4.11, or matters
                    ----- ----                      -------------
     not required as of the Closing Date to be therein described, or matters disclosed by Borrowers and approved in writing by Bank, there shall not be then pending or threatened in writing any action, suit, proceeding or investigation against or affecting Borrowers or any of their Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

               (c) Bank shall have received a timely Request for Loan or Request for Letter of Credit in compliance with Article 2, as applicable;
                                                     ---------

               (d) In the case of the issuance of the Phoenix Letter of Credit, Borrowers shall have entered into Swap Agreements acceptable to Bank with respect to not less than one half of the currency risk associated with the Phoenix Letter of Credit for the term thereof;

               (e) Bank shall have received, in form and substance reasonably satisfactory to Bank, such other assurances, certificates, documents or consents related to and consistent with the foregoing as Bank may reasonably require.

                                   ARTICLE 9
                        EVENTS OF DEFAULT AND REMEDIES
                        ------------------------------

     9.1  Events of Default.  The existence or occurrence of any one or more of
          -----------------
the following events shall constitute an Event of Default:

               (a) Borrowers fail to pay any principal with respect to the Loans when due or to make any payment with respect to the Letters of Credit when due;

               (b) Borrowers fail to pay any interest, commitment fees or other credit fees in respect of the Loans or Letters of Credit hereunder within three days of the date when due, fail to make any payment required under the Approved Swap Agreement within three days of the date when due, or fail to pay any expenses or other amounts due hereunder, or any portion thereof, within three days of the date when due; or

               (c)  Any failure to comply with Sections 7.1(j) or any covenant
                                                        ------
     in Article 6; or
        ---------

               (d) Any of the Borrowers or any other Party fails to perform or observe any other covenant or agreement contained herein or in the other Loan Documents on its part to be performed or observed and fails to cure such Default within twenty days following the first occurrence thereof; or

               (e) Any representation or warranty made in any Loan Document proves to have been incorrect when made or reaffirmed; or

               (f) SCI or any of its Subsidiaries (i) fails to pay the principal, or any principal installment of, or interest or fees with respect to, any present or future indebtedness for borrowed money or Capital Lease of $500,000 or more in the aggregate, or any guaranty of present or future Indebtedness for borrowed money or Capital Lease of $500,000 or more in the aggregate, on their part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fail to perform or observe any other term, covenant or agreement on their part to be performed or observed, or suffer any event to occur, in connection with any present or future indebtedness for borrowed money or Capital Lease of $500,000 or more in the aggregate, or of any guaranty of present or future indebtedness for borrowed money or Capital Lease of $500,000 or more in the aggregate, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due; or

               (g) At any time, the holder or holders of (A) any present or future Indebtedness for borrowed money or Capital Lease upon which SCI or any of its Subsidiaries is an obligor with respect to amounts of $500,000 or more in the aggregate, or (B) any guaranty issued by any Borrower or any of its Subsidiaries with respect to present or future Indebtedness for borrowed money or Capital Lease of $500,000 or more in the aggregate, declares such Indebtedness due before the date on which it otherwise would become due; or

               (h) Any default occurs under the U.K. Facilities or the German Overdraft Facility if as a result of such default the creditors thereunder (or an agent or trustee on its or their behalf) have the right to declare such Indebtedness due before the date on which it otherwise would become due; or

               (i) This Agreement, the Notes, or any other Loan Document at any time after its execution and delivery and for any reason other than the
                                                              ----- ----
     agreement of Bank or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Party thereto denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same (other than in accordance with the terms and conditions of the
                   ----- ----
     Loan Documents); or

               (j) A final judgment against SCI or any of its Subsidiaries is entered for the payment of money in excess of $500,000 and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty calendar days after the date of entry of judgment, or in any event later than five days prior to the date of any proposed sale thereunder; or

               (k) SCI or any of its Subsidiaries institutes or consents to any proceeding under a Debtor Relief Law relating to it or to all or any part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any material part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for sixty calendar days; or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within sixty calendar days after its issue or levy; or

               (l) Any Lien on any Collateral created by any Loan Document (which Collateral has a value in excess of $100,000, in the aggregate), at any time after the execution and delivery of that Loan Document and for any reason ceases to be perfected or of less than first priority (subject to any Lien expressly permitted by this Agreement); or

               (m) The occurrence of a Termination Event with respect to any Pension Plan if the aggregate liability of SCI and its ERISA Affiliates under ERISA as a result thereof exceeds $500,000; or the complete or partial withdrawal by either SCI or any of its ERISA Affiliates from any Multiemployer Plan if the aggregate liability of SCI and its ERISA affiliates as a result thereof exceeds $500,000; or

               (n) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

               (o) The results of any audit of the Collateral shall bring into question, in the opinion of Bank, (a) the reliability of the accounting practices or financial information provided, employed or generated by Borrowers and their Subsidiaries in connection with the Collateral, or (b) the value of the Collateral in any respect that is material, individually or in the aggregate; or

               (p)  Any Change in Control occurs; or

               (q) Any of the Borrowers or their Subsidiaries fail to pay or remit taxes or governmental levies within five days of the date when due, where such failure would result in the relevant Governmental Agency having priority over any Lien on any Collateral created by any Loan Document in respect of amounts not paid or remitted; or

               (r) Substantially all of the assets of any of the Borrowers or their Subsidiaries are sold or otherwise transferred to any other Person or related group of Persons as an entity or substantially as a entity in one transaction or a series of transactions; or

               (s) Any Material Contract is terminated by reason of a breach, revoked or suspended, or any counterparty to any Material Contract purports to terminate (by reason of a breach), revoke or suspend a Material Contract or denies liability under the same, or is the subject of any proceeding under any Debtor Relief Laws, or a material breach or default under a Material Contract occurs and such breach or default either results in a Material Adverse Effect or is reasonably likely, in Bank's reasonable judgment, to result in an Event of Default; or

               (t) Robert Zummo fails to be actively engaged in the management and affairs of SCI and its Subsidiaries, or, during the twelve month period following the Closing Date, John Hakes fails to be actively engaged in the management and affairs of the European Automotive Division of Borrowers in a manner which is, in Bank's judgment, materially adverse to the condition or prospects of SCI and its Subsidiaries; or

               (u) There occurs any material change in the relationships between TRW (U.S.), TRW (Europe), Petri, MST, GM Europe, Belgium, or any other customer of SCI and its Subsidiaries which change has a materially adverse impact upon SCI or any of its individual Subsidiaries on a consolidating basis.

     9.2  Remedies Upon Event of Default.  Without limiting any other rights or
          ------------------------------
remedies of the Creditors provided for elsewhere in this Agreement or the Loan Documents, or by applicable Law, or in equity, or otherwise:

               (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section
                      ----- ----
     9.1(k):
     ------
                    (1) the Commitment to make Loans and to issue Letters of Credit and all other obligations of the Creditors and all rights of Borrowers and any other Parties under the Loan Documents shall be suspended without notice to or demand upon Borrowers, which are expressly waived by Borrowers, except that Bank may waive the Event of Default or, without
                     ------
          waiving, determine, upon terms and conditions satis factory to Bank, to make further Loans;

                    (2) Bank may demand immediate payment by Borrowers of an amount equal to the aggregate effective face amount of all outstanding Letters of Credit issued to Borrowers as provided in Section 2.5 to be
                                                                       ---
          held as cash collateral for the reimbursement obligations of Borrowers under such Letter of Credit; and

                    (3) Bank may terminate the Commitments and/or declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrowers.

               (b)  Upon the occurrence of any Event of Default described in
     Section 9.1(k):
             ------

                    (1) the Commitment to make Loans and to issue Letters of Credit and all other obligations of Creditors and all rights of Borrowers and any other Parties under the Loan Documents shall terminate without notice to or demand upon Borrowers, which are expressly waived by Borrowers, except that Bank may waive the Event of
                                         ------
          Default or, without waiving, determine, upon terms and conditions satisfactory to Bank, to make further Loans; and

                    (2) an amount equal to the aggregate effective face amount of all outstanding Letters of Credit issued to Borrowers shall be forthwith due and payable by Borrowers to Bank to be held by Bank as cash collateral for the reimbursement obligations of Borrowers to Bank with respect to Letters of Credit issued by Bank, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are waived by Borrowers; and

                    (3) the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrowers.

               (c) Upon the occurrence of any Event of Default, Bank may proceed (without notice to or demand upon Borrowers, which are expressly waived by Borrowers) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrowers and such other rights and remedies as are provided by Law or equity.

               (d) The order and manner in which Bank's rights and remedies are to be exercised shall be determined by Bank in its sole discretion, and all payments received by the Creditors, or any of them, after acceleration of the Obligations shall be applied first to the costs and expenses (including attorneys' fees and disbursements) of the Bank (individually and as the Collateral Agent), second, to the principal amount of the Obligations and interest and credit fees thereon. Regardless of how Bank may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses of the Creditors, as set forth
             -----
     above, second, to the payment of accrued and unpaid interest due under any
            ------
     Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts
                                      -----
     (including principal and credit fees) then owing to the Creditors under the Loan Documents. No such application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Collateral Agent or Bank hereunder or thereunder or at law or in equity. For the purposes of this clause (d), all amounts payable by Borrowers under the Approved Swap Agreement (other
                                                                         -----
     than interest on overdue amounts and the costs and expenses of enforcement
     ----
     including attorneys' fees) shall be treated as principal.

                                  ARTICLE 10
                             THE COLLATERAL AGENT
                             --------------------

     10.1  Appointment and Authorization.  Bank of America hereby agrees to
           -----------------------------
serve as Collateral Agent for its own benefit and that of BofA Frankfurt (as Creditor under the German Overdraft Facility) and BofA London (as Creditor under the U.K. Facilities) unless and until Bank resigns as such in accordance with this Agreement. Each Creditor which relies upon any of the Loan Documents for liens or security, by acceptance thereof, irrevocably appoints, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement and any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any trust, fiduciary or other special relationship with any other Creditor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist with respect to the Collateral Agent.

     10.2  Delegation of Duties.  The Collateral Agent may execute any of its
           --------------------
duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     10.3  Liability of the Collateral Agent.  None of the Agent Related Persons
           ---------------------------------
shall (i) be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or any other Loan Document (except for their own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Creditors for any recital, statement, representation or warranty made by Borrowers or any of the Affiliates or officers contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrowers or any other Party to any Loan Document to perform its obligations hereunder or thereunder. No Agent Related Person shall be under any obligation to the Creditors to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of Parent, Borrowers or their Affiliates.

     10.4  Reliance by Collateral Agent.
           ----------------------------

          (a) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers), independent accountants and other experts selected by them. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it is indemnified to its satisfaction by the Creditors against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     10.5  Notice of Default.  The Collateral Agent shall not be deemed to have
           -----------------
knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Collateral Agent for the account of the Creditors, unless the Collateral Agent shall have received written notice referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default".

     10.6  Credit Decision.  Each other Creditor expressly acknowledges that
           ---------------
none of the Agent Related Persons has made any representation or warranty to it and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of Borrowers and their Subsidiaries shall be deemed to constitute any representation or warranty by the Collateral Agent to any other Creditor. Each other Creditor represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, Property, financial and other condition and creditworthiness of Borrowers and their Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to Borrowers hereunder. Each other Creditor also represents that it will, independently and without reliance upon the Collateral Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, Property, financial and other condition and creditworthiness of Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the other Creditors by the Collateral Agent, the Collateral Agent shall not have any duty or responsibility to provide any Person with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of Borrowers or any of their Subsidiaries which may come into the possession of any of the Agent Related Persons.

     10.7  Indemnification.  Whether or not the transactions contemplated hereby
           ---------------
shall be consummated, each Creditor shall indemnify upon demand the Agent Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans and the termination or resignation of the Collateral Agent) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Person shall be liable for the payment to the Agent
- --------  -------
Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent Related Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Creditor shall reimburse the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including both domestic and foreign attorneys fees and expenses and the allocated fees and expenses of any internal counsel to the Collateral Agent) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Collateral Agent is not reimbursed for such expenses by or on behalf of Borrowers.

     10.8  Bank of America in its Individual Capacity.  Bank of America and its
           ------------------------------------------
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with Borrowers and their Subsidiaries and Affiliates as though Bank of America were not the Collateral Agent hereunder and without notice to or consent of any future additional Banks. With respect to its Loans and its risk participation in Letters of Credit, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Collateral Agent, and the terms "Bank" and "Banks" shall include Bank of America in its individual capacity.

     10.9  Successor Agents.  The Collateral Agent may resign its capacity as
           ----------------
such at any time. If the Collateral Agent resigns, the Creditors shall appoint from among any future Banks a successor Collateral Agent. If no successor is appointed prior to the effective date of the resignation, the Collateral Agent may appoint a successor Collateral Agent. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring agent and the term "Collateral Agent" shall mean such successor agent and the retiring agent's appointment, powers and duties as Collateral Agent, as the case may be, shall be terminated. After any retiring agent's resignation under this Section, the provisions of this Article 10 and Sections 11.3, 11.12 and 11.22 shall inure to its benefit as
     ----------              ----  -----     -----
to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

     10.10  Action by the Collateral Agent; Collateral Matters.
            --------------------------------------------------

          (a) The Collateral Agent is authorized (but is under no obligation to), without the necessity of any notice to or further consent from any Person, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

          (b) Creditors irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any

     Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations payable under this Agreement and under any other Loan Document; (ii) constituting Property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting Property leased to Parent, Borrowers or any Subsidiary of Borrowers under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Parent, Borrowers or such Subsidiary to be, renewed or extended; (iv) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (v) if approved, authorized or ratified in writing by Bank. Upon request by the Collateral Agent at any time, each Creditor will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 10.10(b).
                  --------

     10.11  Controlled Foreign Corporations.  As between the Creditors, it is
            -------------------------------
understood and agreed that each guaranty delivered by a Foreign Subsidiary, each pledge of more than 65% of the capital stock of any Foreign Subsidiary, and each Lien in the assets of any Foreign Subsidiary granted under the Loan Documents shall be for the benefit of the U.K. Facilities and the German Overdraft Facility, but not for the benefit of the Loans and Letters of Credit under this
              ---
Agreement and the other Loan Documents. The Bank hereby disclaims any such guarantees and Liens.

     10.12  No Obligations of Borrowers.  Nothing contained in this Article 10
            ---------------------------                             ----------
shall be deemed to impose upon Borrowers any obligation in respect of the due and punctual performance by the Collateral Agent of its obligations to the Creditors under any provision of this Agreement, and Borrowers shall have no liability to any Creditor in respect of any failure by any other Creditor to perform any of its obligations to any other Creditor under this Agreement.

                                  ARTICLE 11
                                 MISCELLANEOUS
                                 -------------

     11.1  Cumulative Remedies; No Waiver.  The rights, powers, privileges and
           ------------------------------
remedies of the Creditors provided herein or in any Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of any Creditor in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 8 hereof are
                                                          ---------
inserted for the sole benefit of Bank; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan without prejudicing Bank's rights to assert them in whole or in part in respect of any other Loan.

     11.2  Amendments; Consents.  No amendment, modification, supplement,
           --------------------
extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by any Party therefrom, may in any event be effective unless in writing signed by Bank and then only in the specific instance and for the specific purpose given.

     11.3  Costs, Expenses and Taxes.  Borrowers shall pay the reasonable costs
           -------------------------
and expenses (including any sales, use, value-added, goods, services or other taxes) of (a) Bank (individually and as the Collateral Agent), BofA London and BofA Frankfurt in connection with the audits and appraisals of Borrowers and their Subsidiaries and their respective Property, and the negotiation, preparation, execution, delivery and administration of the Loan Documents (including reasonable fees and out-of-pocket expenses of domestic and foreign
- ----------
legal counsel to Bank and the allocated costs of internal counsel to Bank), whether the same are incurred before or after the Closing Date, and (b) of the Collateral Agent, BofA London, BofA Frankfurt and each other Creditor in connection with any amendment, modification, supplement, extension or waiver of the Loan Documents in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or
                ---------
attempted enforcement of the Loan Documents, and any matter related thereto, in each case including filing fees, recording fees, title insurance fees, appraisal
          ---------
fees, search fees and other out-of-pocket expenses and the reasonable fees (including any sales, use, value-added, goods services or other taxes) and out-of-pocket expenses of any domestic and foreign legal counsel (including the allocated cost
                                                    ---------
of in-house counsel), independent public accountants and other outside experts retained by the Collateral Agent, and including any costs, expenses or fees
                                      ---------
incurred or suffered by each Creditor in connection with or during the course of any bankruptcy or insolvency proceedings of Borrowers or any Subsidiary thereof,
(c) costs and expenses incurred by the Collateral Agent in connection with any post-closing audit of Borrowers provided for herein (including the allocated
                                                     ---------
cost of in-house auditors), and (d) out-of-pocket costs and expenses of the Collateral Agent, BofA London and BofA Frankfurt incurred in connection with the administration of the Loan Documents. Borrowers shall pay on demand any and all documentary and other taxes (other than income or gross receipts taxes generally
                             ----- ----
applicable to banks) and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify each Creditor, BofA London and BofA Frankfurt from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge that the Creditors, BofA London or BofA Frankfurt may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable under this Section shall bear interest at the Default Rate.

     11.4  Nature of Bank's Obligations.  The obligations of Bank of America and
           ----------------------------
any future Banks hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Creditors or any of them pursuant hereto or thereto may, or may be deemed to, make Bank of America or any such Banks a partnership, an association, a joint venture or other entity, either among themselves or with Borrowers or any Affiliate of Borrowers. A default by any Bank will not increase the percentage of the Commitments attributable to any other Bank. Any Bank not in default may, if it desires, assume in such proportion as the nondefaulting Banks agree the obligations of any Bank in default, but is not obligated to do so.

     11.5  Survival of Representations and Warranties.  All representations and
           ------------------------------------------
warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Loans hereunder (except to the
                                                                   ------
extent the same relate solely to a specified earlier date), and have been or will be relied upon by Bank and the other Creditors, notwithstanding any investigation made by Bank or any Creditor or on their behalf.

     11.6  Notices.  Except as otherwise expressly provided in the Loan
           -------   ------
Documents: (a) All notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telecopied, delivered by recognized overnight delivery service or hand delivered to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section; and (b) Any notice, request, demand, direction or other communication given by telecopier must be confirmed within two Banking Days by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise expressly provided in any Loan
                     ------
Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the third Banking Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telecopier, when sent; or if given by recognized overnight delivery service or personal delivery, when delivered.

     11.7  Execution of Loan Documents.  This Agreement and any other Loan
           ---------------------------
Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument.

     11.8  Binding Effect; Assignment.
           --------------------------

               (a) This Agreement and the other Loan Documents will be binding upon and inure to the benefit of Borrowers, the Creditors, and their respective successors and assigns, except that Borrowers and the other
                                        ------
     Parties may not assign rights hereunder or thereunder or any interest herein or therein without the prior written consent of Bank. Bank represents that it is not acquiring the Notes with a view to their distribution within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of the Notes must be within the control of Bank). Bank may at any time pledge the Notes or any other instrument evidencing its rights under this Agreement to a Federal Reserve Bank, but no such pledge shall release Bank from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Bank hereunder absent foreclosure of such pledge.

               (b)  From time to time, Bank of America (and any future assignee
     Bank) may assign all or any portion of its interests in the Commitments; provided that any assignee which is not an Affiliate of the assigning Bank
     --------
     shall be approved by Borrowers (not to be unreasonably withheld) and by the Collateral Agent. Upon the effective date of such assignment, the assignee shall be a Bank for all purposes of this Agreement and the assigning Bank shall be released from its obligations under this Agreement to the extent of the assignment. Borrowers agree that they shall execute and deliver (against delivery by the assigning Bank to Borrowers of its Notes) to such assignee Bank, Notes evidencing that assignee Bank's interests in the Commitments, and to the assigning Bank, Notes evidencing the remaining interests retained by the assigning Bank.

               (c) By executing and delivering a Commitment Assignment and Acceptance, the assignee Bank thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and
     ----- ----
     beneficial owner of the interests in the Commitments being assigned thereby free and clear of any adverse claim, the assigning Bank has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document;
     (ii) the assigning Bank has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or their Subsidiaries or the performance by Borrowers or their Subsidiaries of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to
     Section 7.1 and such other documents and information as it has deemed
             ---
     appropriate to make its own credit analysis and decision to enter into such Commitment Assignment and Acceptance; (iv) it will, independently and without reliance upon the Collateral Agent or Bank of America and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Collateral Agent to take such action and to exercise such powers under this Agreement as are delegated to the Collateral Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

               (d) Bank may from time to time grant participations to one or more banks or other financial institutions in a portion of its interests in the Commitments; provided, however, that (i) Bank's obligations under this
                      --------  -------
     Agreement shall remain unchanged, (ii) Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Bank hereunder for any purpose except, if the participation agreement so
                               ------
     provides, for the purposes of Sections 3.6, 3.7, and 11.12 but only to the
                                            ---  ---      -----
     extent that the cost of such benefits to Borrowers do not exceed the cost which Borrowers would have incurred in respect of Bank absent the participation, (iv) Borrowers, the Collateral Agent and the other Creditors shall continue to deal solely and directly with Bank in connection with Bank's rights and obligations under this Agreement, (v) the participation shall be of the same percentage of the Line A Commitment and the Line B Commitment, (vi) the participation interest shall be expressed as a percentage of the assigning Bank's interests in the Commitments as they then exist and shall not restrict an increase in the Commitments, or in the assigning Bank's interests in the Commitments, so long as the amount of the participation interest is not affected thereby and (vii) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (A)
                                                    ----- ----
     extend the Maturity Date or any other date upon which any payment of money is due to Bank or the amount thereof, (B) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to Banks, (C) release Collateral or guarantees and (D) increase the amount of either Commitment.

          11.9  Right of Setoff.  If an Event of Default has occurred and is
                ---------------
continuing, Bank may exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and, to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by Borrowers or any Property of Borrowers in its possession against the Obligations of Borrowers. In furtherance of the rights granted in this Section, Borrowers hereby grant to the Collateral Agent a continuing Lien on, and security interest in, each Lockbox Account, each Collection Account, the Concentration Account and each other deposit account maintained by Borrowers with the Collateral Agent to secure the Obligations of Borrowers under the Loan Documents.

          11.10  Indemnity by Borrowers.  Borrowers hereby jointly and severally
                 ----------------------
agree to indemnify, save and hold harmless BofA London, BofA Frankfurt, each Creditor and their respective parent corporations, Subsidiaries, directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from
                                                             -----------
and against: (a) Any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action or cause of action that such Person asserts or may assert against Borrowers, any Affiliate of Borrowers or any officer, director or shareholder of Borrowers, provided that the same relates to or arises from this Agreement, any other Loan
- --------
Document, the U.K. Facilities or the German Overdraft Facility or any transaction contemplated hereunder or thereunder; (b) Any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person if the claim, demand, action or cause of action arises out of or relates to the Commitments, the use or contemplated use of proceeds of any Loan or Letter of Credit, or the relationship of Borrowers and the Creditors under this Agreement, the U.K. Facilities or the German Overdraft Facility; (c) Any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clauses (a) or (b) above; and (d) Any and all liabilities, losses, costs or
        ---    ---
expenses (including reasonable attorneys' fees (including both domestic and
          ---------
foreign lawyers fees and costs and the allocated cost of in-house counsel) and disbursements and other reasonable professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to
                           --------
indemnification for any loss caused by its own gross negligence or willful misconduct. Any obligation or liability of Borrowers to any Indemnitee under this Section shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations.

     11.11  Nonliability of the Creditors.  Borrowers acknowledge and agree
            -----------------------------
that:

               (a) Any inspections or audits of any Property of Borrowers or their Subsidiaries made by or through the Creditors are for purposes of administration of the Loan Documents only and Borrowers and their Affiliates are not entitled to rely upon the same, nor is any Creditor obligated to release to Borrowers or any such Affiliate any information obtained as a result of such inspection or audit;

               (b) By accepting or approving anything required to be observed, performed, fulfilled or given to any Creditor pursuant to the Loan Documents, the Creditors shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by any Creditor; and

               (c) The relationship among Borrowers and the Creditors is, and shall at all times remain, solely that of borrower and lenders; no Creditor shall under any circumstance be construed to be a partner or joint venturer of Borrowers or their Affiliates; no Creditor shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrowers or their Affiliates, or to owe any fiduciary duty to Borrowers or their Affiliates under this Agreement; the Creditors do not undertake or assume any responsibility or duty to Borrowers or their Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrowers or their Affiliates of any matter in connection with their Property or the operations of Borrowers or their Affiliates; Borrowers and their Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Creditors in connection with such matters is solely for the protection of the Creditors and neither of Borrowers nor any other Person are entitled to rely thereon.

     11.12  No Third Parties Benefited.  This Agreement is made for the purpose
            --------------------------
of defining and setting forth certain obligations, rights and duties of Borrowers and the Creditors in connection with the Loans and Letters of Credit, and is made for the sole benefit of Borrowers and the Creditors and the successors and assigns of the Creditors (including without limitation BofA Frankfurt and BofA London). Except as provided in Section 11.8, no other Person
                             ------                        ----
shall have any rights of any nature hereunder or by reason hereof.

     11.13  Further Assurances.  Borrowers shall, and shall cause their
            ------------------
Subsidiaries to, at their expense and without expense to the Creditors, do, execute and deliver such further acts and documents as the Collateral Agent from time to time reasonably requires for the assuring and confirming unto the Creditors of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

     11.14  Confidentiality.  Bank agrees to hold any financial or other
            ---------------
confidential information that it may receive from Borrowers pursuant to this Agreement in confidence, except for disclosure: (a) To other Creditors; (b) To
                         ------
legal counsel and accountants for Borrowers, the Collateral Agent or Bank; (c) To other professional advisors to Borrowers, the Collateral Agent or Bank; (d) To regulatory officials having jurisdiction over Bank; (e) As required by Law or legal process or in connection with any legal proceeding to which Bank is a party; and (f) To another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of Bank's interests hereunder or a participation interest in the Notes. For purposes of the foregoing, "confidential information" shall mean any information respecting Borrowers or their Subsidiaries reasonably considered by Borrowers to be confidential and marked as such, other than (i) information previously filed
                                 ----- ----
with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than Bank, and
                                                        ----- ----
(iii) information previously disclosed by Borrowers or their Affiliates to any Person not an Affiliate, agent or employee of Borrowers without a confidentiality agreement substantially similar to this Section. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Collateral Agent or any other Creditor to Borrowers.

     11.15  Integration.  This Agreement, together with the other Loan
            -----------
Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental
                                    --------
rights or remedies in favor of the Collateral Agent or the other Creditors in any other Loan Document shall not be deemed a conflict with this Agreement.
Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     11.16  Severability of Provisions.  Any provision in any Loan Document that
            --------------------------
is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     11.17  Independent Covenants.  Each covenant in Articles 5, 6 and 7 is
            ---------------------                    -------------------
independent of the other covenants in those Articles; the breach of any such covenant shall not be excused by the fact that the circumstances underlying such breach would be permitted by another such covenant.

     11.18  Headings.  Article and Section headings in this Agreement and the
            --------
other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

     11.19  Arbitration Reference.
            ---------------------

               (a)  Mandatory Arbitration.  Any controversy or claim between or
                    ---------------------
     among the parties, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith (including without limitation the documents governing the U.K. Facilities and the German Overdraft Facility) and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitra tion Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commer cial Rules of the American Arbitration Association ("AAA"). The arbitrators shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrators. Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

               (b)  Real Property Collateral.  Notwithstanding the provisions of
                    ------------------------
     subparagraph (a), no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to any Creditor which is secured by real property collateral.
     If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in subparagraph (c).

               (c)  Judicial Reference.  A controversy or claim which is not
                    ------------------
     submitted to arbitration as provided and limited in subparagraphs (a) and
     (b) shall, at the request of any party, be determined by a reference in accordance with California Code of Civil Procedure Sections 638 et seq. If
                                                                     -- ---
     such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

               (d)  Provisional Remedies, Self-Help and Foreclosure.  No
                    ------------------------------------------------
     provision of this section shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pen dency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Collateral Agent's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

     11.20  Environmental Indemnity.
            -----------------------

          (a) Borrowers hereby jointly and severally agree to indemnify, defend and hold harmless each Creditor and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person"), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable fees and out-of-
                                         ---------
     pocket expenses of both domestic and foreign legal counsel to the Collateral Agent and the allocated costs of internal counsel to the Collateral Agent and the allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising, directly or indirectly out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to: (a) any

     Environmental Claim arising out of or related to any Property subject to a Lien in favor of the Collateral Agent or any other Creditor. No action taken by legal counsel chosen by Bank in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair Borrowers' obligations and duties hereunder to jointly and severally indemnify and hold harmless each Creditor.

               (b) In no event shall any site visit, observation, or testing by the Collateral Agent or any other Creditor (or any contractee of the Collateral Agent or any other Creditor) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. Neither any of the Borrowers nor any other Person is entitled to rely on any site visit, observation, or testing by the Collateral Agent or any other Creditor. Neither the Collateral Agent nor any other Creditor owes any duty of care to protect Borrowers or any other Person against, or to inform Borrowers or any other Person of, any Hazardous Materials or any other adverse condition affecting any site or Property. Neither the Collateral Agent nor any other Creditor shall be obligated to disclose to Borrowers or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Collateral Agent or any other Creditor.

          (c) The obligations in this Section shall survive payment of all other Obligations. At the election of any Indemnified Person, Borrowers shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of Borrowers. All amounts owing under this Section shall be paid upon demand.

     11.21  Choice of Forum.  Except as otherwise expressly provided in any Loan
            ---------------
Document, the parties hereto and thereto agree and intend that the proper and exclusive forum for any litigation of any disputes or controversies arising out of or related to the Loan Documents shall be the Superior Court of the State of California for the County of Los Angeles. Notwithstanding the foregoing, the parties agree that, with respect to any Collateral given by Borrowers or any Affiliate thereof to any of the Creditors located in states or jurisdictions other than California, or in counties of California other than Los Angeles
- ----- ----                                          ----- ----
County, the Collateral Agent (or at the discretion of the Collateral Agent) shall be entitled on behalf of such Creditors to commence actions in such states or jurisdictions, or in such counties of California, against Borrowers or any Affiliate thereof or other Persons for the purpose of seeking provisional remedies, including actions for
                                                         ---------
claim and delivery of Property, or for injunctive relief or appointment of a receiver, or actions to foreclose upon Liens granted to the Creditors. Each party to any Loan Document, to the extent permitted by applicable laws, hereby expressly waives any defense or objection to jurisdiction or venue based on the doctrine of forum non conveniens, and stipulates that the Superior Court of the
            ----- --- ----------
State of California for the County of Los Angeles shall have in personam
                                                             -- --------
jurisdiction and venue over such party for the purpose of litigating any dispute or controversy arising out of or related to the Loan Documents. In the event Borrowers or any Affiliate thereof should commence or maintain any action or proceeding arising out of or related to the Loan Documents in a forum other than
                                                                      ----- ----
the Superior Court of the State of California for the County of Los Angeles, the Creditors shall be entitled to request the dismissal or stay of such action or proceeding, and Borrowers and their Affiliates stipulate that such action or proceeding shall be dismissed or stayed.

          11.22  Joint and Several.  Each of Borrowers shall be obligated for
                 -----------------
all of the Obligations on a joint and several basis, notwithstanding which of Borrowers may have directly received the proceeds of any particular Loan. Each of Borrowers acknowledges and agrees that, for purposes of the Loan Documents, Borrowers constitute a single integrated financial enterprise and that each receives a benefit from the availability of credit under this Agreement to all of Borrowers. Each of Borrowers waive all defenses arising under the Laws of suretyship, to the extent such Laws are applicable, in connection with its joint and several obligations under this Agreement. Without limiting the foregoing, each of Borrowers agrees to the Joint Borrower Provisions set forth in
Exhibit I, incorporated by this reference.
- ---------


     11.23  GOVERNING LAW.  EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED
            -------------   ------
THEREIN, EACH LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO THE CONFLICTS OF LAWS OR CHOICE OF LAWS PRINCIPLES THEREOF).

     11.24  PURPORTED ORAL AMENDMENTS.  THE PARTIES HERETO EXPRESSLY ACKNOWLEDGE
            -------------------------
THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. THE PARTIES HERETO AGREE
                                                 ----
THAT THEY WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY

REPRESENTATIVE OF ANY CREDITOR THAT DOES NOT COMPLY WITH SEC TION 11.2 TO EFFECT
                                                                  ----
AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THE AGREEMENT OF THE OTHER LOAN DOCUMENTS.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                         Borrowers:

                                         SAFETY COMPONENTS INTERNATIONAL, INC.,
                                         a Delaware corporation


                                         By:    William H. Myers
                                            ----------------------------------

                                         Title:               CFO
                                                -------------------------------


                                         AUTOMOTIVE SAFETY COMPONENTS
                                         INTERNATIONAL, INC., a Delaware
                                         corporation


                                         By:     William H. Myers
                                            ----------------------------------

                                         Title:              CFO
                                                -------------------------------


                                         ASCI HOLDINGS GERMANY (DE), INC., a
                                         Delaware corporation

                                         By:     William H. Myers
                                            ----------------------------------

                                         Title:              CFO
                                                -------------------------------

                                         Address for each of the foregoing:

                                         c/o Safety Components International,
                                         Inc.
                                         3190 Pullman Street
                                         Costa Mesa, California 92626
                                         Attn:        HARDY MYERS
                                               --------------------------
                                         Telephone:       714-662-7756
                                                     --------------------
                                         Telecopier:      714-662-7649
                                                     --------------------

                                         BANK OF AMERICA NATIONAL TRUST AND
                                         SAVINGS ASSOCIATION, asx Collateral
                                         Agent and as sole initial Bank


                                         By:    /s/ Elizabeth Amendt
                                              ---------------------------------
                                              Elizabeth Amendt, Vice President

                                         Address:

                                         Bank of America National Trust and
                                         Savings Association
                                         3233 Park Center Drive, 2d Floor
                                         Costa Mesa, California 92626
                                         Attn:  Elizabeth Amendt, Vice
                                         President

                                         Telephone:  (714) 850-6586
                                         Telecopier: (714) 850-6486